Execution Copy

SUBSCRIPTION AGREEMENT

ASIA TIME CORPORATION

US$8,000,000 VARIABLE RATE CONVERTIBLE BONDS DUE 2012

600,000 WARRANTS EXPIRING 2010

October 31, 2007

Subscription Agreement

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THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made on October 31, 2007

BETWEEN:

(1)	ASIA TIME CORPORATION (the “Issuer”); and

(2)	ABN AMRO BANK N.V. (the “Subscriber”).

The Issuer and the Subscriber wish to record the arrangements agreed among them in relation to an issue of (a) US$8,000,0000 Variable Rate Convertible Bonds due 2012 of the Issuer (the “Bonds”, which expression where the context so admits shall include the global certificate (the “Global Certificate”) to be delivered in respect of them) and (b) 600,000 warrants to purchase 600,000 shares of common stock of the Issuer (the “Warrants”, which expression where the context so admits shall include the Warrant Instrument and certificate or certificates for the Warrants (the “Warrant Instrument” and the “Warrant Certificate(s)”) to be delivered in respect of them). The definitive Bonds, if required to be issued, will be in registered form in denominations of US$1,000 each. Each Bond will be convertible at the option of the holder thereof into fully paid shares of common stock of par value US$0.0001 per share (the “Shares”) of the Issuer at an initial conversion price equal to the IPO Price per share (as defined herein) in accordance with the Terms and Conditions of the Bonds (the “Terms and Conditions”). Each Warrant will be convertible at the option of the holder thereof into the Shares of the Issuer at an initial exercise price of US$0.0001 per Warrant in accordance with the terms of the Warrant Instrument.

1.	INTERPRETATION

1.1	Definitions

Terms defined in the Terms and Conditions and the Warrant Instrument have, unless the context requires otherwise, the same meaning in this Agreement.

1.2	Headings

The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. References to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Agreement.

2.	ISSUE OF THE BONDS AND WARRANTS

2.1	Agreement to Issue

The Issuer agrees to issue the Bonds on November 13, 2007, or such later date as the Issuer and the Subscriber may agree, (the “Closing Date”) to the Subscriber. The Bonds will be subscribed at a price equal to ninety-seven percent (97%) of their principal amount (the “Subscription Price”, being the issue price of one hundred percent (100%) less the commission referred to in Clause 8). The Warrants will be subscribed at US$0.0001 per Warrant (the “Warrant Issue Price”).

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2.2	The Bonds and the Warrants

The Bonds will be issued in accordance with the terms of a trust deed expected to be dated the Closing Date (the “Trust Deed”), in a form to be agreed by the parties hereto, to be entered into between the Issuer and a trustee to be appointed as trustee (the “Trustee”) and will be issued subject to and with the benefit of a Paying and Conversion Agency Agreement expected to be dated the Closing Date (the “Agency Agreement”), in a form to be agreed by the parties hereto, to be entered into between the Issuer, the Trustee, a principal paying and conversion agent to be appointed (the “Principal Paying and Conversion Agent”) and the other agents named therein. The Warrants will be issued in accordance with the terms of the Warrant Instrument and will be issued subject to and with the benefit of a Warrant Agency Agreement expected to be dated the Closing Date (the “Warrant Agency Agreement”). The Issuer and the Subscriber shall enter into a Registration Rights Agreement on the Closing Date (the “Registration Rights Agreement”), in a form to be agreed by the parties hereto. This Agreement, the Trust Deed, the Agency Agreement, the Warrant Instrument, the Warrant Agency Agreement and the Registration Rights Agreement are together referred to herein as the “Contracts”.

2.3	Terms and Conditions

The Terms and Conditions shall be substantially in the form set out in Schedule 1 to this Agreement, with such changes as may be agreed in writing between the Issuer and the Subscriber.

2.4	Warrant Instrument

The Warrant Instrument shall be substantially in the form set out in Schedule 2 to this Agreement with such changes as may be agreed in writing between the Issuer and the Subscriber.

3.	AGREEMENTS BY THE SUBSCRIBER AND THE ISSUER

3.1	Subscription

The Subscriber agrees to subscribe and pay for, or to procure subscriptions and payment for, (a) the Bonds in full, on the Closing Date at the Subscription Price and (b) the Warrants in full, on the Closing Date at the aggregate Warrant Issue Price and, in each case, on the terms of this Agreement.

3.2	Filings

Notwithstanding any other provision of this Agreement, the Issuer shall timely make (i) all filings required by the securities laws and regulations of the United States of America, including all filings required for a company subject to the periodic reporting requirements of the Securities Exchange Act of 1934; and (ii) after the Shares are listed, all filings required by AMEX.

3.3	No Fiduciary or Agency Relationship

Nothing in this Agreement or the nature of the services provided by the Subscriber shall be deemed to create a fiduciary or agency relationship between the Subscriber and the Issuer or any of their respective stockholders, creditors, employees or any other party.

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4.	REPRESENTATIONS AND WARRANTIES

4.1	Warranties by the Issuer

The Issuer represents and warrants to the Subscriber that as at the date of this Agreement and as at the Closing Date (and at any time from the date hereof up to and including the Closing Date):

(a)	Incorporation

Each of the Issuer and its Subsidiaries is duly incorporated and validly existing under the laws of the State of Delaware (in the case of the Issuer) and the relevant jurisdiction (in the case of each Subsidiary) with full power and authority to conduct its business presently carried on by it and is lawfully qualified to do business, and has all permits, licences and other authorisations required, in each jurisdiction in which business is conducted by it (except where the failure to be so qualified or have obtained such permits licenses or authorizations would not have a material adverse effect) and has been operating its business pursuant to and in material compliance with the terms of all such permits, licences and other authorisations; the Issuer has full power and authority, and is able lawfully, to enter into and perform its obligations under the Bonds, the Warrants and the Contracts;

(b)	Receivership

No encumbrancer has taken possession of, and no receiver has been appointed over, the whole or any substantial part of the assets or undertaking of the Issuer or any of its Subsidiaries;

(c)	Insolvency

Each of the Issuer and its Subsidiaries is not (and is not, and could not be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, has not stopped, suspended or threatened (through an official action of its board of directors) to stop or suspend payment of all or a material part of (or of a particular type of) its debts, has not proposed or made any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), has not proposed or made a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any such debts and a moratorium has not been agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Subsidiaries;

(d)	Winding-up

No order has been made and no effective resolution has been passed for the winding-up or dissolution or administration or receivership of the Issuer or any of its Subsidiaries, and none of the Issuer or any of its Subsidiaries has threatened (through an official action of its board of directors) to cease to carry on all or a material part of its business or operations except to the extent that it has made disposals of assets or shares in the normal course of its business for fair value;

(e)	Validity of Contracts

The Contracts have been duly authorised by the Issuer, this Agreement has been and the other Contracts will on the Closing Date have been duly executed and delivered by the Issuer and this Agreement constitutes and the other Contracts will on the Closing Date, constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

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(f)	Validity of Bonds and Warrants

The Bonds and the Warrants have been duly authorised by the Issuer and, when the Bonds have been duly executed, authenticated, issued and delivered in accordance with the Trust Deed and the Agency Agreement and the Warrants have been duly executed, authenticated, issued and delivered in accordance with the Warrant Instrument and the Warrant Agency Agreement, each will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

(g)	Status of the Bonds and the Warrants

The Bonds and the Warrants will constitute direct, general, unsubordinated, unconditional and unsecured obligations of the Issuer which (i) rank pari passu and without preference among themselves and (ii) will at all times rank pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, save for such obligations as may be provided by mandatory provisions of applicable law;

(h)	Taxation

With reference to the laws and regulations of the United States (and all applicable subdivisions thereof) subsisting on the date of this Agreement, all payments of principal, premium and interest in respect of the Bonds, and all payments by the Issuer under the Contracts, will be made free and clear of, and without withholding or making any deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United States (and all applicable subdivisions thereof) or any political subdivision or authority thereof or therein having power to tax;

(i)	Stamp Duty

No stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the United States, the State of Delaware or any other relevant jurisdiction in connection with the creation, issue, offering or sale of the Bonds or the Warrants or the execution or delivery of the Contracts;

(j)	Consents

No action or thing is required to be taken, fulfilled or done (including without limitation the obtaining of any consent or licence or the making of any filing or registration) in the United States, the State of Delaware or elsewhere for the issue of the Bonds, the Warrants and the Shares to be issued on conversion of the Bonds or exercise of the Warrants, the carrying out of the other transactions contemplated by the Contracts or the compliance by the Issuer with the terms of the Bonds, the Warrants and the Contracts, as the case may be, other than consents which have already been obtained and remain effective;

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(k)	Compliance

The execution and delivery of the Contracts, the issue of the Bonds, the Warrants and the Shares to be issued on conversion of the Bonds and exercise of the Warrants, the use of the proceeds from the issue of the Bonds and the Warrants as described in Clause 5.11, the carrying out of the other transactions contemplated by the Contracts and compliance with their terms do not and will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the documents constituting the Issuer, or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its Subsidiaries or any of their respective affiliates is a party or by which either of them or any of their respective properties is bound, or (b) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer, any of its Subsidiaries or any of their respective affiliates or any of their respective properties or infringe the rules of any stock exchange on which securities of the Issuer are listed;

(l)	Financial Statements

(a) The audited consolidated financial statements of the Issuer and its consolidated subsidiaries taken as a whole (the “Consolidated Group”) in respect of the financial year ended 31 December, 2006 and the unaudited consolidated financial statements of the Consolidated Group in respect of the six month period ended 30 June, 2007 have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) consistently applied (other than, in the case of the unaudited financials, the absence of notes thereto) and give a true and fair view in all material respects of the financial position of the Issuer and of the Consolidated Group as at the dates, and the results of operations and changes in financial position of the Issuer and of the Consolidated Group for the periods, in respect of which they will have been prepared, and (b) since 31 December, 2006, being the date of the latest audited consolidated financial statements of the Consolidated Group, there has been no change (nor any development or event involving a prospective change of which the Issuer is, or might reasonably be expected to be, aware) which is materially adverse to the condition (financial or other), business, prospects, results of operations or general affairs of the Consolidated Group;

(m)	Contingent Liabilities

There are no outstanding guarantees or contingent payment obligations of the Issuer in respect of indebtedness of third parties;

(n)	Off-balance Sheet Arrangements

Neither the Issuer nor any of its Subsidiaries are engaged in, party to, or have any material off-balance sheet transactions, arrangements, and obligations other than hedging transactions in the ordinary course of business; and neither the Issuer nor any of its Subsidiaries has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Issuer or any of its Subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Issuer or any of its Subsidiaries or the availability thereof or the requirements of the Issuer or any of its Subsidiaries for capital resources;

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(o)	Internal Accounting Controls

Each of the Issuer and its Subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorisations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorisation; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) each of the Issuer and its Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of the Issuer’s consolidated financial statements in accordance with US GAAP; and the Issuer’s current management information and accounting control system has been in operation for at least twelve (12) months during which neither the Issuer nor any Subsidiary has experienced any material difficulties with regard to (i) through (v) above;

(p)	Auditors

The auditors who certified the audited financial statements of the Consolidated Group and the notes for the financial year of the Consolidated Group ended 31 December 2006 are independent public accountants with respect to the Consolidated Group, as required by the American Institute of Certified Public Accountants and the applicable rules and regulations thereof;

(q)	Title

(i) Each of the Issuer and its Subsidiaries has good and valid title to all real property and personal property material for the operation of its business and other assets owned by it and any rights or interests thereto and the Issuer or the relevant Subsidiary, as the case may be, has received all necessary approvals in order to have good and valid title to the foregoing property and assets, including without limitation, approvals relating to the evaluation, acquisition and perfection of title, (ii) there are no adverse rights that will interfere with use made or to be made by the Issuer or any of its Subsidiaries of all properties currently owned or occupied by them, the existence of which would have a material adverse effect, and (iii) where any such property and assets are held under lease by the Issuer or any of its Subsidiaries, each such lease is a legal, valid and binding lease enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

(r)	Insurance

Each of the Issuer and its Subsidiaries has adequate insurance cover over all assets which are material to it and the Issuer and its Subsidiaries taken as a whole in an amount and against all risks and losses of the businesses carried on by it, which are prudent and customary for companies carrying on similar business; nothing has been done or has been omitted to be done whereby any of the said policies has or may become void or voidable and no notice of cancellation or termination has been received with respect to any such policies and the Issuer or the relevant Subsidiary, as the case may be, is entitled to the full benefits of such insurance;

Subscription Agreement

(s)	Litigation

There are no pending actions, suits or proceedings against or affecting the Issuer or any of its Subsidiaries or any of its properties which, if determined adversely to the Issuer or any such Subsidiary or property, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects, property, shareholders’ equity, results of operations or general affairs of the Issuer or the Consolidated Group taken as a whole, or on the ability of the Issuer to perform its obligations under the Contracts, the Bonds or the Warrants, or which are otherwise material in the context of the issue of the Bonds and the Warrants and, to the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated;

(t)	Labour Disputes

No labour dispute with the employees of the Issuer or any of its Subsidiaries exists or, to the Issuer’s knowledge, is imminent that might have a material adverse effect on the Issuer and its Subsidiaries taken as a whole;

(u)	Intellectual Property Rights

(i)	All Intellectual Property Rights are:

(A)
legally and beneficially owned by, and validly granted to the Issuer or any of its Subsidiaries alone and free from all material encumbrances, restrictions on use or obligations of disclosure, or licensed to, or used under the authority of the owner by, the Issuer or any of its Subsidiaries;

(B)	valid and enforceable and nothing has been done or omitted to be done by the Issuer or any of its Subsidiaries by which they may cease to be valid and enforceable; and

(C)	not, to the Issuer’s knowledge, the subject of a claim from any person as to title, validity, enforceability, entitlement or otherwise;

(ii)	To the Issuer’s knowledge, there is, and has been, no infringement of any of the Intellectual Property Rights;

(iii)
Neither the Issuer nor any of its Subsidiaries has received any communications alleging, nor has there been threatened any allegation, that any of the Intellectual Property Rights and/or the use thereof by the Issuer or any of its Subsidiaries has violated or infringed the intellectual property right, proprietary or other rights of any third party; and

(iv)	In respect of the Intellectual Property Rights, the activities, processes, methods, products or services now or at any time used or supplied by the Issuer or any of its Subsidiaries:

(A)	are not now nor were they at the time used or supplied, subject to the license, consent or permission of, or payment to, any third party; and

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(B)	do not now nor did they at the time used or supplied, infringe any intellectual property rights or any other rights of any third party.

“Intellectual Property” means (i) copyright, patents, know-how, confidential information, database rights, rights in domain names and rights in trade marks and designs (whether registered or unregistered), (ii) applications for registration, and the right to apply for registration, for any of the same and (iii) all other intellectual property rights and equivalent or similar forms of protection existing anywhere in the world, owned by the Issuer or any of its Subsidiaries.

(v)	Information Technology

For the purposes of this sub-clause, “Information Technology” means all computer systems, communications systems, software and hardware owned, used or licensed by or to the Issuer or any of its Subsidiaries:

(i)
there are no bugs or viruses, logic bombs or other contaminants (including without limitation, “worms” or “trojan horses”) in or failures or breakdowns of any computer hardware or software or any other Information Technology equipment used in connection with the business of the Issuer or any of its Subsidiaries which (a) have caused any substantial disruption or interruption in or to the operations of the Issuer or any of its Subsidiaries or (b) have had a material adverse impact on the business of the Issuer and its Subsidiaries taken as a whole;

(ii)
in the event that the persons providing maintenance or support services for the Information Technology cease or are unable to do so, the Issuer and its Subsidiaries have all the necessary rights and information to continue to maintain and support or have a third party maintain or support the Information Technology; and

(iii)
each of the Issuer and its Subsidiaries has in place procedures to prevent unauthorised access and the introduction of viruses and to enable the taking and storing on-site and off-site of back-up copies of the software and data;

(w)	Environmental Compliance

Neither the Issuer nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Issuer and its Subsidiaries taken as a whole;

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(x)	Business Contracts

All contracts, agreements, leases and instruments (the “Business Contracts”) to which the Issuer or any of its Subsidiaries is a party to or otherwise bound and which are material to the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer and its Subsidiaries are valid and are in full force and effect and constitute legal, valid and binding obligations of the Issuer and its Subsidiaries and are enforceable in accordance with their respective terms. The Issuer has no knowledge of any notice or threat to terminate any such Business Contracts which are material to the Issuer and its Subsidiaries. Neither the Issuer nor any other party is in material default in complying with any provisions of any such Business Contract, and no condition or event or fact exists which, with notice, lapse of time or both, could constitute a material default thereunder on the part of the Issuer or any of its Subsidiaries;

(y)	Due Diligence

The information, answers and documents supplied or disclosed in response to the Subscriber’s due diligence questionnaire to be delivered to the Issuer and during the due diligence telephone call with the Subscriber to take place before the Closing Date (and any new or additional information serving to update or amend such information supplied or disclosed by the Issuer to the Subscriber or the legal and other professional advisers to the Subscriber prior to the Closing Date) and the information in the Periodic Reports of the Issuer do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All forecasts and estimates relating to the Issuer and its Subsidiaries so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to such persons (or any of them);

(z)	Events of Default

No event has occurred or circumstance arisen which, had the Bonds and the Warrants already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an event described under “Events of Default” in the Terms and Conditions or a Relevant Event (as defined in the Terms and Conditions) resulting in the entitlement of the Bondholders to exercise the put option under Condition 9(D) of the Terms and Conditions, or require an adjustment of the initial Conversion Price of the Bonds, or require an adjustment to the number of Warrant Shares issuable upon exercise of a Warrant;

(aa)	Directed Selling Efforts

Neither the Issuer nor its affiliates (as defined in Rule 405 under the United States Securities Act of 1933, as amended (the “Securities Act”)), nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (as defined in Regulation S of the Securities Act) with respect to the Bonds and the Warrants and it and they have complied and will comply with the offering restrictions of such Regulation;

(bb)	Investment Company

The Issuer is not, and as a result of the offer and sale of the Bonds and the Warrants contemplated herein will not be, required to register as an “investment company” under, and as such term is defined in, the United States Investment Company Act of 1940, as amended (the “Investment Company Act”) in connection with or as a result of the offer and sale of the Bonds and the Warrants;

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(cc)	Regulation D

Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), nor any person acting on behalf of any of them has taken or will take any action that would require the registration of the Bonds or the Shares under the Securities Act.

(dd)	Regulation S

The Issuer reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S under the Securities Act) in the debt securities of the Issuer, and that the Issuer and its affiliates and any person acting on its or their behalf have complied with and will comply with the offering restrictions requirement of Regulation S under the Securities Act;

(ee)	OFAC

Neither the Issuer nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Issuer or any of its Subsidiaries are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). No part of the proceeds of the sale of the Bonds or the Warrants will be used, directly or indirectly, for any payments to: (i) any individual or entity listed on the Specially Designated Nationals and Blocked Persons List administered by the OFAC and/or any other similar lists administered by OFAC pursuant to any authorising statute, executive order or regulation; (ii) the government of any country subject to an OFAC Sanctions Program; (iii) any individual or entity included on any list of terrorists or terrorist organizations maintained by the United Nations, the European Union and or the countries in which the Issuer and its affiliates operate; or (iv) any governmental official or employee, political party, official of a political party, candidate for political office, anyone else acting in an official capacity, or any agent of any such individual or entity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”);

(ff)	FCPA

Neither the Issuer nor any of its Subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the FCPA, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA. No part of the proceeds from the sale of the Bonds or the Warrants hereunder shall be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political part, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA;

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(gg)	Anti-Money Laundering

The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in the United States (and all applicable subdivisions thereof), in the case of the Issuer, and the jurisdiction of its incorporation, in the case of each of the Issuer’s Subsidiaries, and of all jurisdictions in which the Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to Money Laundering Laws is pending and no such actions, suits or proceedings are threatened or contemplated;

(hh)	Pre-emptive or Other Third Party Rights

The Issuer has available free from pre-emptive or other third party rights out of its authorised but unissued share capital such number of Shares as would or may be required to be issued upon conversion at the initial Conversion Price of all of the Bonds and exercise of the Warrants now being issued, and the Shares when issued and delivered in accordance with the Trust Deed and the Bonds or the Warrants, as the case may be, will be freely transferable (subject to compliance with applicable securities laws), duly and validly issued, fully paid and non-assessable and free and clear from all liens, charges, encumbrances, security interests and other third party rights, other than any created by the Bondholder or the Warrantholder, as the case may be;

(ii)	Ranking of the Shares

The Shares to be issued upon conversion of the Bonds or exercise of the Warrants will rank pari passu in all respects with all other common shares in issue of the Issuer and be entitled when issued to all dividends and other distributions declared, paid or made by the Issuer;

(jj)	No Restrictions applicable to the Shares

There are no restrictions which will be applicable to the Shares generally upon the voting or transfer of any Share pursuant to the Issuer’s constitutional documents or pursuant to any agreement or other instrument to which the Issuer is a party or by which the Issuer may be bound;

(kk)	Authorised Share Capital

The Issuer has an authorised share capital as disclosed to the Subscriber and all of the issued shares (or shares committed under any option or other rights) of the Issuer have been duly and validly authorised and issued and are fully paid and non-assessable;

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(ll)	No Outstanding Securities

Except as disclosed in the most recent annual report on Form 10-K (the “Annual Report”) filed by the Issuer with the United States Securities and Exchange Commission (the “Commission”) prior to the date of this Agreement and the quarterly report on Form 10-Q filed by the Issuer with the Commission subsequent to the filing of the Annual Report and prior to the date hereof (the “Quarterly Report”, and together with the Annual Report, the “Periodic Reports”), there are no outstanding securities issued by the Issuer or its Subsidiaries convertible into or exchangeable for Shares, or warrants, rights or options to purchase Shares from the Issuer, nor are there other or similar arrangements approved by the board of directors of the Issuer or the general meeting of shareholders of the Issuer providing for the issue or purchase of Shares or the subscription for the Shares and no unissued share capital of the Issuer is under option or agreed conditionally or unconditionally to be put under option;

(mm)	Conduct of Business

Each of the Issuer and its Subsidiaries (i) possesses or has obtained all material licences, permits, concessions, certificates, consents, orders, approvals and other authorisations from, and has made all declarations and filings with, all national, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organisations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as at the date hereof and (ii) has not received and does not expect to receive any notice of proceedings relating to the revocation or modification of any such license, permit, certificate, consent, order, approval or other authorisation; and (iii) is in compliance in all material respects with all laws and regulations relating to the conduct of its business as conducted as at the date hereof;

(nn)	Tax Returns

Each of the Issuer and its Subsidiaries has duly and timely filed all tax returns that are required to be filed in all relevant jurisdictions or has duly requested extensions thereof and has paid all taxes required to be paid by any of them in all relevant jurisdictions and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings or where the failure to file or make payment would not, singly or in the aggregate, have a material adverse effect. There is no dispute or disagreement outstanding nor is any dispute or disagreement contemplated with any revenue authority in any jurisdiction regarding liability to any tax or duty (including in each case, penalties or interest) recoverable from the Issuer or any of its Subsidiaries or regarding the availability of any relief from tax or duty to the Issuer or any of its Subsidiaries and there are no circumstances which make it likely that any such dispute or disagreement will commence or that any claims are being or likely to be asserted against the Issuer or any of its Subsidiaries that would individually or in the aggregate have a material adverse effect;

(oo)	Related Party

No material relationship, direct or indirect, exists between or among any of the Issuer or its Subsidiaries or any affiliate of the Issuer or its subsidiaries, on the one hand, and any current director, officer, stockholder, customer or supplier of any of them (including any member of their immediate family), on the other hand, which has not been disclosed in the Periodic Reports of the Issuer;

(pp)	No Distribution of Other Offering Material

Neither the Issuer nor any of its Subsidiaries or affiliates has distributed, nor will it distribute, any offering material in connection with the offer and sale of the Bonds, the Warrants and the Shares upon the conversion of the Bonds and the Warrants; and

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(qq)	Registration Statement Conformity to Requirements of the Act; No Untrue Statements or Omissions

The Issuer meets the requirements for use of Form S-1 under the Securities Act and has prepared and filed a registration statement on Form S-1 (No. 333-140692) (as amended from time to time, the “Registration Statement”) with the Commission, in the form heretofore delivered to the Subscriber. Each prospectus contained in the Registration Statement, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and each such prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.2	Warranties by the Subscriber

(a)
The Subscriber acknowledges that none of the Bonds, the Shares or the Warrants have been registered under the Securities Act and that the Bonds and the Warrants are being sold to the Subscriber in a non-public offering;

(b)
The Subscriber has such knowledge and experience in financial, business and international investment matters that it is capable of evaluating the merits and risks of purchasing the Bonds and the Warrants, has had the opportunity to ask questions of, and receive answers and request information from the Issuer;

(c)	The Subscriber represents that it is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act;

(d)	The Subscriber is purchasing the Bonds and the Warrants for its own account and not with a view to any distribution thereof; and

(e)	The Subscriber acknowledges, represents and agrees that:

(i)	the Bonds and the Warrants offered outside the United States in reliance on Regulation S (“Regulation S”) of the Securities Act will be represented by Global Certificates;

(ii)
it is, or at the time the Bonds and the Warrants are purchased will be, the beneficial owner of the Bonds and the Warrants and (a) it is outside the United States and is not a U.S. person (as defined in Regulation S); and (b) it is not an affiliate of the Issuer or a person acting on behalf of such an affiliate; and

(iii)
it understands that neither of the Bonds nor the Shares of the Issuer issuable upon conversion of the Bonds nor the Warrants have yet been registered under the Securities Act or any applicable U.S. state securities laws and, until 40 days after the settlement date of the sale of the Bonds, it agrees not to offer, sell, pledge or otherwise transfer the Bonds or the Shares or the Warrants except (a) inside the United States to a person whom the Subscriber reasonably believes is a qualified institutional buyer (a “QIB”) (as defined in Rule 144A of the Securities Act) pursuant to an exemption from registration under the Securities Act; (b) outside the United States to a non-U.S. person in compliance with Regulation S; (c) pursuant to another exemption from registration under the Securities Act (if available); or (d) pursuant to an effective registration statement under the Securities Act.

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4.3	Interpretation

For the purpose of this Clause 4:

“Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality); and

“Subsidiary” means in relation to any Person and at any particular time, any entity of which more than fifty percent (50%) of the issued share capital having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is then beneficially owned by such Person and/or one (1) or more of its Subsidiaries and “Subsidiaries” means two (2) or more of such companies.

5.	UNDERTAKINGS BY THE ISSUER

The Issuer undertakes with the Subscriber as follows:

5.1	Taxes

The Issuer will pay (a) any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in the United States on or in connection with the creation, issue and offering of the Bonds or the Warrants or the execution or delivery of the Contracts; and (b) in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax (other than a tax levied on the overall tax income of the Subscriber) payable in respect of that amount. The Issuer shall indemnify the Subscriber against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

5.2	Financial and Business Condition

The Issuer will forthwith notify the Subscriber promptly of any material development in the financial or business condition, or in the earnings, business affairs or business prospects of the Issuer or the Consolidated Group, whether or not arising in the ordinary course of business at any time prior to payment being made to the Issuer on the Closing Date.

5.3	Delivery of Bonds and Warrants

The Issuer will make such reasonable arrangements satisfactory to the Subscriber as it can to ensure that the Global Certificate for the Bonds and the Global Certificate for the Warrants and any definitive Bonds and Warrants are delivered to, in the case of the Bonds, the Principal Paying and Conversion Agent for authentication in the form required by, and otherwise in accordance with, the Trust Deed and the Agency Agreement and, in the case of the Warrants, the Warrant Agent for authentication in the form required by the Warrant Instrument and the Warrant Agency Agreement.

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5.4	Due Diligence

The Issuer will co-operate with the Subscriber in respect of, and participate in, the due-diligence procedures required by the Subscriber in connection with the issue of the Bonds and the Warrants.

5.5	Registration

Within 30 days after the date the Issuer’s Shares commence trading on the AMEX (the “Listing Date”), the Issuer will file with the Commission a registration statement on Form S-1 to register the sale of 1,999,192 Shares of the Issuer held by Rick Rappaport (holding 1,332,795 Shares), Tony Pintsopoulos (holding 555,331 Shares), Kevin DePrimio (holding 74,044 Shares) and Jay Stern (holding 37,022 Shares) (the “WestPark Registration Statement”). The Issuer shall use its best endeavours to cause the WestPark Registration Statement to become effective as promptly as possible after filing. Promptly after the effectiveness of the WestPark Registration Statement and in any event no later than 90 days after the Listing Date, the Issuer will file with the Commission a registration statement on Form S-1 to register the Bonds, the Warrants and the Shares issuable upon conversion of the Bonds and exercise of the Warrants (the “ABN Registration Statement”). The ABN Registration Statement shall include a plan of distribution with respect to the Bonds, the Warrants and the Shares issuable upon conversion of the Bonds and exercise of the Warrants in a form approved by the Subscriber. The ABN Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Shares resulting from stock splits, stock dividends or similar transactions with respect to the Bonds, the Warrants and the Shares issuable upon conversion of the Bonds and exercise of the Warrants. The Issuer shall use its best endeavours to cause the ABN Registration Statement to become effective as promptly as possible and in any event no later than 365 days after the Listing Date. Each prospectus contained in each of the WestPark Registration Statement and the ABN Registration Statement will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and each such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.6	Restrictions on Other Issues

The Issuer will not, for a period of ninety (90) days after the Closing Date, other than as contemplated by the form of the prospectuses included in the Registration Statement on the date hereof, without the prior written consent of the Subscriber, issue, offer, lend, sell, contract to sell, pledge, grant or otherwise dispose of or encumber (or publicly announce any (or any intention to make) such issue, offer, lease, sale, contract to sell, pledge, grant, disposal or encumbrance), any Shares or securities convertible or exchangeable into or exercisable for Shares or warrants or other rights to purchase Shares; save, in the case of (a) above, for the issue, offer, exercise, allotment, appropriation or grant of Shares to or for the benefit of employees of the Issuer (including directors holding office) or any subsidiary of the Issuer pursuant to any employees’ share scheme or plan which (i) is in compliance with the regulations and stock exchange rules governing the Issuer and its Shares and (ii) does not amount to, relate to, or entitle such persons to receive, Shares in excess of ten percent (10%) of the average number of issued and outstanding Shares during any twelve (12) months.

5.7	No Actions Causing Adjustments to the Conversion Price or the Subscription Price

Between the date of this Agreement and the Closing Date (both dates inclusive), neither the Issuer nor any person acting on behalf of either of them will take, directly or indirectly, any action designed to or which constitutes or which might reasonably be expected to cause or result in an adjustment of the initial Conversion Price of the Bonds or the Subscription Price of the Warrants.

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5.8	No Encumbrances

The Issuer shall deliver the Shares free and clear of all liens, claims, charges, security, encumbrances or like interests upon conversion of the Bonds in accordance with the Trust Deed and the Terms and Conditions, and upon exercise of the Warrants in accordance with the Warrant Instrument.

5.9	Listing

The Issuer confirms that it shall use its best endeavours to promptly list the Shares into which the Bonds are or may be convertible pursuant to the Terms and Conditions and the Warrants are or may be exercisable pursuant to the Warrant Instrument, as the case may be, on the AMEX and in any event no later than three hundred and sixty-five (365) days after the Listing Date. The Issuer will use its best endeavours to maintain such listing, provided that, if the Issuer is unable to maintain such listing having used such endeavours, the Issuer shall use its best endeavours to obtain and maintain a listing of the Shares on such other stock exchange(s) as the Issuer may agree with the Subscriber or, after the Closing Date, the Trustee.

5.10	No Announcements

The Issuer shall not, without the prior written consent of the Subscriber, make any public announcement with respect to the Bonds and the Warrants. This provision will not apply to any such public announcement required by any applicable law, regulation or listing rules governing the Issuer and its Shares provided that, subject to compliance with applicable laws, prior to the making or despatch thereof the Issuer shall (i) inform the Subscriber and (ii) consult (to the maximum extent practicable) with the Subscriber as to the content, timing and manner of making such public announcement or despatch thereof and the Issuer shall consider all reasonable requests of the Subscriber in relation thereto.

5.11	Use of Proceeds

The Issuer will use the net proceeds received by it from the issue of the Bonds and the Warrants for general corporate financing purposes of the Issuer and its Subsidiaries. The Issuer will ensure that proceeds raised in connection with the issue of the Bonds and the Warrants will not directly or indirectly be lent, contributed or otherwise made available to any person or entity (whether or not related to the Issuer) for the purpose of financing the activities of any person or for the benefit of any country currently subject to any United States sanctions administered by OFAC.

5.12	Agreements

The Issuer will execute the Trust Deed, the Agency Agreement, the Registration Rights Agreement, the Warrant Agency Agreement and the Warrant Instrument on or before the Closing Date.

5.13	Documents

Up to the Closing Date, the Issuer will furnish to the Subscriber, copies of each document filed by it with the Commission as well as copies of any financial statements and other periodic reports that the Issuer furnishes to holders of its debt securities or to its shareholders.

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5.14	Liquidity

The Issuer will not, and will procure that none of its Subsidiaries will, create any material relationships with any off-balance sheet entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets or liabilities by the Issuer or any of its Subsidiaries, such as structured finance entities and special purpose entities, that are reasonably likely to have a material effect on the liquidity of the Issuer or any of its Subsidiaries or the availability thereof or the requirements of the Issuer or any of its Subsidiaries for capital resources.

5.15	No U.S. Directed Selling Efforts

Neither the Issuer nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on behalf of any of them will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Bonds or the Shares to be issued upon the conversion of the Bonds.

6.	CONDITIONS PRECEDENT

6.1	Conditions Precedent

The obligations of the Subscriber to subscribe and pay for the Bonds and the Warrants are conditional upon:

(a)	Contracts

The execution and delivery of the Trust Deed, the Agency Agreement, the Registration Rights Agreement, the Warrant Instrument and the Warrant Agency Agreement by the respective parties.

(b)	Compliance and Material Adverse Change

On the Closing Date (i) the representations and warranties of the Issuer in this Agreement being true, accurate and correct at, and as if made on, the Closing Date, (ii) the Issuer having performed all of its obligations under this Agreement to be performed on or before the Closing Date, (iii) there having been, as at the Closing Date, no change which is materially adverse to the condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer or of the Consolidated Group taken as a whole since 31 December, 2006 and (iv) there having been delivered to the Subscriber a certificate dated the Closing Date, signed by a duly authorised officer of the Issuer (substantially in the form of Schedule 3 to this Agreement) to the effect stated in (i), (ii) and (iii).

(c)	Legal Opinion

On or before the Closing Date, there having been delivered to the Subscriber opinions in form and substance satisfactory to the Subscriber, dated the Closing Date of:

(i)	Kirkpatrick & Lockhart Preston Gates Ellis LLP, legal advisers to the Issuer as to the laws of England;

(ii)	Kirkpatrick & Lockhart Preston Gates Ellis LLP, legal advisers to the Issuer as to the federal laws of the United States and the laws of the State of Delaware; and

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(iii)	Paul, Hastings, Janofsky & Walker, legal advisers to the Subscriber as to the laws of England.

(d)	Ratings

No rating agency having downgraded, nor given notice or made any public announcement of any intended or potential downgrading or of any review or surveillance with negative implications of, the rating accorded to any debt securities of the Issuer.

(e)	Due Diligence

The Subscriber having been reasonably satisfied with the results of its due diligence investigations on the Issuer and its Subsidiaries.

(f)	Registration Rights Agreement

The Issuer executing the Registration Rights Agreement in form and substance satisfactory to the Subscriber.

(g)	Others

On or before the Closing Date, there having been delivered to the Subscriber any other documents (including, but not limited to, any resolutions, consents and authorities) relating to the issue of the Bonds or the Warrants which the Subscriber may reasonably require.

6.2	Waiver

The Subscriber may, at its discretion and upon such terms as they think fit, waive compliance with the whole or any part of Clause 6.1.

7.	CLOSING

7.1	Delivery of Global Certificate and Registration of Holdings

Not later than 10:00 a.m. (New York time) on the Closing Date, the Issuer will issue the Bonds and the Warrants and procure the entry in the register of Bondholders (as defined in the Terms and Conditions) and the register of Warrantholders (as defined in the Warrant Instrument) of the name of the Subscriber to be the holder of the Bonds and the Warrants and the Registrar will deliver a Global Certificate duly executed and authenticated representing the aggregate principal amount of each of the Bonds and a Global Certificate duly executed and authenticated representing the Warrants to the nominee of a depositary (the “Common Depositary”) common to Euroclear and Clearstream in accordance with the Trust Deed and the Agency Agreement. Delivery of the Global Certificates for each of the Bonds and the Warrants and completion of the register of Bondholders and the register of Warrantholders shall constitute the issue and delivery of the Bonds and the Warrants, as the case may be.

7.2	Payment

Immediately against such delivery and registration, the Subscriber shall, subject to the conditions mentioned in Clause 6, pay or procure to be paid to the Issuer, (a) the net subscription moneys (being the Subscription Price less any amount deductible under, or under any arrangement referred to in, Clause 9) for the Bonds and (b) the aggregate Warrant Issue Price for the Warrants to be subscribed by it to such bank account as shall be notified by the Issuer to the Subscriber. Such payment by or on behalf of the Subscriber for the Bonds and the Warrants to the Issuer pursuant to this Clause 7.2 shall be a complete discharge of the Subscriber’s obligation to make such payments.

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Payment under this Clause 7.2 shall be made in United States dollars by the Subscriber in United States dollars in same day settlement funds to such United States dollar account in New York City as shall have been notified by the Issuer to the Subscriber not later than five (5) days prior to the Closing Date, evidence of such payment taking the form of a confirmation from the Issuer that it has received such payment.

8.	COMMISSION

The Issuer agrees to pay to the Subscriber a commission of three percent (3%) of the principal amount of the Bonds. Such commission shall be deducted from the subscription moneys for the Bonds subscribed by the Subscriber.

9.	FEES AND EXPENSES

9.1	General Expenses

The Issuer agrees to pay, or in the case of expenses incurred by the Subscriber, reimburse promptly upon presentation of invoices, to the extent reasonably and properly incurred:

(a)
all costs and expenses in connection with (a) the preparation, production and (where appropriate) printing of the Bonds, the Warrants, the Contracts and all other documents relating to the issue of the Bonds or the Warrants, as the case may be, (b) the initial delivery and distribution (including transportation and packaging but not insurance (other than to the place of distribution)) of the Bonds or the Warrants and (c) the listing of the Shares on the AMEX or any Alternative Stock Exchange; and

(b)
the fees and expenses of the Subscriber’s legal counsel and any other professional advisers engaged by the Subscriber in connection with the issue of the Bonds or the Warrants and all travelling, telecommunications, postage, accommodation, marketing and other out-of-pocket and roadshow and investor presentation expenses, disbursements of the Subscriber, any charges levied by regulators or the AMEX or any Alternative Stock Exchange, any expenses relating to any stock lending incurred by the Subscriber in connection with the issue of the Bonds or the Warrants and any value added and goods and services tax thereon.

9.2	Issuer’s Other Expenses

The Issuer shall bear and pay:

(a)
the fees and expenses of the Trustee and the agents appointed under the Trust Deed and the Agency Agreement in relation to the preparation and execution of the Contracts, the issue and authentication of the Bonds or the Warrants and the performance of their duties under the Contracts, including the legal fees and expenses of Trustee's counsel; and

(b)
the fees and expenses of the legal, accountancy and any other professional advisers instructed by the Issuer in connection with the creation and issue of the Bonds or the Warrants and in each such case any value added tax thereon.

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9.3	Withholding Tax

All payments by the Issuer under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by the United States or any other relevant jurisdiction or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (“Taxes”). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Issuer will increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made. In addition, the Issuer agrees to indemnify and hold the Subscriber harmless against any Taxes which they are required to pay in respect of any amount paid by the Issuer under this Agreement.

9.4	Stamp Duties

The Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the creation and issue of the Bonds or the Warrants and the execution of the Contracts, and the Issuer shall indemnify the Subscribers against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

10.	INDEMNIFICATION

10.1
Without prejudice to the other rights or remedies of the Subscriber, the Issuer undertakes to the Subscriber that if the Subscriber or any of its affiliates, directors, officers, employees, agents or controlling persons (within the meaning of Section 15 of the Securities Act and Section 20 of the U.S. Securities Exchange Act of 1934, as amended) (together with the Subscriber, each a “Relevant Party”) incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a “Loss”) arising out of, in connection with, or based on, any actual or alleged breach of the representations, warranties and undertakings contained in, or made or deemed to be made by the Issuer under, this Agreement, the Issuer shall pay to the Subscriber on demand an amount equal to such Loss. The Subscriber shall not have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 10.1.

10.2
In case any action shall be brought against any Relevant Party in respect of which recovery may be sought from the Issuer under this Clause 10, the Subscriber shall promptly notify the Issuer in writing but failure to do so will not relieve the Issuer from any liability under this Agreement.

10.3
The Issuer shall not, without the prior written consent of the Relevant Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought hereunder (whether or not any Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Relevant Party.

10.4
Indemnification for any Losses incurred in connection with an alleged breach (that is not also an actual breach) will only apply if the Subscriber or any other Relevant Party is not the party alleging the breach.

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11.	TERMINATION

11.1	The Subscriber’s Ability to Terminate

Notwithstanding anything contained in this Agreement, the Subscriber may, by giving notice to the Issuer at any time prior to payment of the net subscription moneys for the Bonds and the aggregate Warrant Issue Price for the Warrants to the Issuer on the Closing Date, terminate this Agreement in any of the following circumstances:

(a)
if there shall have come to the notice of the Subscriber any breach by the Issuer of any of the warranties and representations contained in Clause 4 or any failure to perform any of the Issuer’s undertakings or agreements in this Agreement;

(b)	if any of the conditions specified in Clause 6 has not been satisfied or waived by the Subscriber by the Closing Date; or

(c)
(i) if, in the opinion of the Subscriber, since the date of this Agreement, there shall have been such a change (whether or not foreseeable at the date of this Agreement) in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially dealings in the Bonds or the Warrants in the secondary market or (ii) if there occurs any disruption to trading generally on the New York Stock Exchange, NASDAQ, the AMEX, the London Stock Exchange plc’s market for listed securities, the Main Board or Growth Enterprises Market of The Stock Exchange of Hong Kong Limited.

11.2	Consequences of Termination

Upon such notice being given this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except that the Issuer shall remain liable for the payment of all costs and expenses referred to in Clause 9 and any liabilities arising before or in relation to such termination, the Subscriber shall remain liable under Clause 4.2 and the obligations of the Issuer pursuant to Clause 12, which would have continued had the arrangements for the subscription and issue of the Bonds been completed, shall continue.

12.	SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

The representations, warranties, agreements, undertakings and indemnities of the Issuer in this Agreement shall continue in full force and effect notwithstanding completion of the arrangements for the subscription and issue of the Bonds or the Warrants, the Subscriber’s actual or constructive knowledge with respect to any of the matters referred to in the representations and warranties, or any investigation made by or on behalf of the Subscriber or the termination of this Agreement pursuant to Clause 11.

13.	COMMUNICATIONS

13.1	Addresses

Any communication shall be given by letter, fax or telephone:

in the case of notices to the Issuer, to it care of:

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Asia Time Corporation
Room 1601-1604, 16/F., CRE Centre, 889 Cheung Sha Wan Road, Kowloon, Hong Kong
Telephone no.:	+ 852 2310 0101
Fax no.	+ 852 2310 0032
Attention:	Kwong Kai Shun/Michael Mak

and in the case of notices from the Issuer to the Subscriber, to the Subscriber at:

ABN AMRO Bank N.V. 250 Bishopsgate London EC2M 4AA United Kingdom
Telephone no.:	+44 207 678 3145
Fax no.	+44 207 678 6484
Attention:	Global Financial Markets

13.2	Effectiveness

Any communication shall take effect, in the case of a letter, at the time of delivery, in the case of fax, at the time of despatch or, in the case of telephone, when made.

13.3	Confirmations

Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

14.	GOVERNING LAW AND JURISDICTION

14.1	Governing Law

This Agreement, as to which time shall be of the essence, shall be governed by and construed in accordance with English law.

14.2	Jurisdiction

Subject to sub-clause 14.3, the Issuer agrees for the benefit of the Subscriber that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly submit to the exclusive jurisdiction of the courts of England.

14.3
The Subscriber may take any suit, action or proceedings (together referred to as Proceedings) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions. The Issuer hereby appoints The London Law Agency of 69 Southampton Row, London WC1B 4ET for the time being in England, to accept service of any Proceedings on its behalf.

15.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) instrument.

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16.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

17.	INVALIDITY

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

18.	ENTIRE AGREEMENT

This Agreement constitutes the whole and only agreement between the parties relating to the offering, issue and sale of the Bonds and the Warrants.

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SCHEDULE 1

TERMS AND CONDITIONS OF THE BONDS

The following is the text of the Conditions of the Bonds which (subject to modification and except for the paragraphs in italics) will be endorsed on the Certificates issued in respect of the Bonds.

The issue of the US$8,000,000 aggregate principal amount of Variable Rate Convertible Bonds due 2012 (the “Bonds”, which term shall include, unless the context requires otherwise, any further Bonds issued in accordance with Condition 17 and consolidated and forming a single series therewith) of Asia Time Corporation (the “Issuer”) and the right of conversion into Shares (as defined in Condition 6(A)(v)) were authorised by resolutions of the board of directors of the Issuer passed on November 9, 2007. The Bonds are constituted by a trust deed dated November 13, 2007 (the “Trust Deed”) made between the Issuer and The Bank of New York, London Branch as trustee for the holders of the Bonds (the “Trustee”, which term shall, where the context so permits, include all other persons or companies for the time being acting as trustee or trustees under the Trust Deed) and are subject to the paying and conversion agency agreement dated November 13, 2007 (the “Agency Agreement”) with the Trustee, The Bank of New York, London Branch as principal paying, conversion and transfer agent (the “Principal Agent”), The Bank of New York as registrar (the “Registrar”) and the other paying, conversion and transfer agents appointed under it (each a “Paying Agent”, “Conversion Agent”, “Transfer Agent”, and together with the Registrar and the Principal Agent, the “Agents”) relating to the Bonds. References to the “Principal Agent”, “Registrar” and “Agents” below are references to the principal agent, registrar and agents for the time being for the Bonds. The statements in these terms and conditions of the Bonds (these “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed. Unless otherwise defined, terms used in these Conditions have the meaning specified in the Trust Deed. Copies of the Trust Deed and of the Agency Agreement are available for inspection during normal business hours at the registered office of the Trustee being as at the date hereof at One Canada Square, London, E14 5AL, United Kingdom and at the specified offices of each of the Agents. The Bondholders are entitled to the benefit of the Trust Deed and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.	Status

The Bonds constitute direct, unsubordinated, unconditional and (subject to the provisions of Condition 5) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 5, at all times rank at least equally with all of its other present and future unsecured and unsubordinated obligations (other than any obligations preferred by mandatory provisions of applicable law).

2.	Form and Denomination

The Bonds are issued in registered form in the denomination of US$1,000 each. A Bond certificate (each a “Certificate”) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Bond and each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the Register (as defined in Condition 4(A)) which the Issuer will procure to be kept by the Registrar.

Upon issue, the Bonds will be represented by a global certificate (the “Global Certificate”) deposited with a common depositary for, and representing Bonds registered in the name of a common nominee of, Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) and/or any other relevant clearing system (each a “Clearing System”).

Schedule 1-1

3.	Title

Title to the Bonds passes only by transfer and registration in the register of Bondholders as described in Condition 4. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions, “Bondholder” and (in relation to a Bond) “holder” mean the person in whose name a Bond is registered.

4.	Transfers of Bonds; Issue of Certificates

A.	Register

The Issuer will cause to be kept at the specified office outside the United Kingdom of the Registrar and in accordance with the terms of the Agency Agreement a register on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds (the “Register”). Each Bondholder shall be entitled to receive only one (1) Certificate in respect of its entire holding of Bonds.

B.	Transfer

Subject to the terms of the Agency Agreement, a Bond may be transferred by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Agents. No transfer of a Bond will be valid unless and until entered on the Register.

C.	Delivery of New Certificates

Each new Certificate to be issued upon a transfer of Bonds will, within three (3) business days of receipt by the Registrar or, as the case may be, any other relevant Agent of the form of transfer, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in the form of transfer.

Where only part of a principal amount of the Bonds (being that of one (1) or more Bonds) in respect of which a Certificate is issued is to be transferred or converted, a new Certificate in respect of the Bonds not so transferred or converted will, within three (3) business days of delivery of the original Certificate to the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred or converted (but free of charge to the holder) to the address of such holder appearing on the Register.

For the purposes of Condition 4, “business day” shall mean a day other than a Saturday or Sunday on which banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer or conversion) or the Agent with whom a Certificate is deposited in connection with a transfer or conversion, is located.

Schedule 1-2

D.	Formalities Free of Charge

Registration of transfer of Bonds will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer.

E.	Closed Periods

No Bondholder may require the transfer of a Bond to be registered (i) during the period of seven (7) days ending on (and including) the dates for payment of any principal and/or premium (if any) pursuant to the Conditions; (ii) after a Conversion Notice (as defined in Condition 6(B)) has been delivered with respect to a Bond; or (iii) after a Tax Redemption Notice (as defined in Condition 9(C)) or a Relevant Event Redemption Notice (as defined in Condition 9(D)) has been deposited in respect of such Bond.

F.	Regulations

All transfers of Bonds and entries on the register of Bondholders will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Bondholder upon request.

5.	Negative Pledge

A.	Negative Pledge

The Issuer undertakes that, so long as any of the Bonds remains outstanding (as defined in the Trust Deed) or any amount is due under or in respect of any Bond or otherwise under the Trust Deed, it will not, and will procure that none of its Subsidiaries will, create or permit to subsist or arise any Encumbrance upon the whole or any part of their respective present or future assets or revenues to secure any Relevant Indebtedness of the Issuer or any Subsidiary of the Issuer or to secure any guarantee of or indemnity in respect of any such Relevant Indebtedness unless, at the same time or prior thereto, the Issuer’s obligations under the Bonds are secured by the same Encumbrance or have the benefit from a guarantee or indemnity in substantially identical terms thereto or, at the option of the Issuer, by such other security, guarantee, indemnity or other arrangement as the Bondholders may approve by Extraordinary Resolution (as defined in the Trust Deed).

B.	Interpretation

In these Conditions:

(i)	any reference to an “Encumbrance” is to a mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

(ii)
any reference to “Relevant Indebtedness” is to any future or present indebtedness in the form of or represented by debentures, loan stock, bonds, notes, bearer participation certificates, depository receipts, certificates of deposit or other similar securities or instruments or by bills of exchange drawn or accepted for the purpose of raising money which are, or are issued with the intention on the part of the Issuer or any Subsidiary of the Issuer that they should be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or on any other securities market (whether or not initially distributed by way of private placement); and

Schedule 1-3

(iii)
any reference to a “Subsidiary” of any person is to any company or other business entity of which that person owns or controls (either directly or through one (1) or more other Subsidiaries) more than fifty percent (50%) of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under United States or other relevant law, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person.

6.	Conversion

A.	Conversion Right

(i)	Conversion Period: Subject as hereinafter provided, Bondholders have the right to convert their Bonds into Shares at any time during the Conversion Period referred to below.

The right of a Bondholder to convert any Bond into Shares is called the “Conversion Right”. Subject to and upon compliance with, the provisions of this Condition, the Conversion Right attaching to any Bond may be exercised, at the option of the holder thereof, at any time on and after 365 days after the date the Issuer’s Shares commence trading on the American Stock Exchange (“AMEX”) or an Alternative Major Stock Exchange (as defined in Condition 6(C) below) (the “Listing Date”) up to the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on November 6, 2012 (but, except as provided in Condition 6(A)(iv), in no event thereafter) or if such Bond shall have been called for redemption before the Maturity Date (as defined in Condition 9(A)), then up to the close of business (at the place aforesaid) on a date no later than seven (7) business days (in the place aforesaid) prior to the date fixed for redemption thereof (the “Conversion Period”).

The number of Shares to be issued on conversion of a Bond will be determined by dividing the principal amount of the Bond to be converted by the Conversion Price in effect at the Conversion Date (both as hereinafter defined). A Conversion Right may only be exercised in respect of one (1) or more Bonds. If more than one (1) Bond held by the same holder is converted at any one (1) time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Bonds to be converted.

(ii)
Fractions of Shares: Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof. Notwithstanding the foregoing, in the event of a consolidation or re-classification of Shares by operation of law or otherwise occurring after November 13, 2007 which reduces the number of Shares outstanding, the Issuer will upon conversion of Bonds pay in cash (in US dollars by means of a US dollar cheque drawn on a bank in New York) a sum equal to such portion of the principal amount of the Bond or Bonds evidenced by the Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in Condition 6(A)(i), as corresponds to any fraction of a Share not issued as a result of such consolidation or re-classification aforesaid if such sum exceeds US$10.00.

(iii)
Conversion Price: The price at which Shares will be issued upon conversion (the “Conversion Price”) will initially be the price per Share at which Shares are sold in the IPO (the “IPO Price”) but will be subject to adjustment in the manner provided in Conditions 6(C) and 6(D). IPO means a public offering of the Shares of the Issuer on AMEX with minimum gross proceeds of US$2,000,000. If no IPO has occurred prior to conversion, the Conversion Price will be deemed to be US$2.00 as of November 13, 2007 (the “Closing Date”), subject to adjustment in the manner provided in Conditions 6(C) and 6(D).

Schedule 1-4

(iv)
Revival and/or survival after Default: Notwithstanding the provisions of Condition 6(A)(i), if (a) the Issuer shall default in making payment in full in respect of any Bond which shall have been called for redemption on the date fixed for redemption thereof, (b) any Bond has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events under Condition 11 or (c) any Bond is not redeemed on the Maturity Date in accordance with Condition 9(A), the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of the moneys payable in respect of such Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders and, notwithstanding the provisions of Condition 6(A)(i), any Bond in respect of which the Certificate and Conversion Notice (as defined below) are deposited for conversion prior to such date shall be converted on the relevant Conversion Date (as defined below) notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Agent or the Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

(v)
Meaning of Shares: As used in these Conditions, the expression “Shares” means shares of common stock of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

B.	Conversion Procedure

(i)
Conversion Notice: To exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deliver at his own expense during normal business hours at the specified office of any Conversion Agent a notice of conversion (a “Conversion Notice”) in duplicate in the form (for the time being current) obtainable from the specified office of each Agent, together with the relevant Certificate and any amounts required to be paid by the Bondholder under Condition 6(B)(ii).

The conversion date in respect of a Bond (the “Conversion Date”) must fall at a time when the Conversion Right attaching to that Bond is expressed in these Conditions to be exercisable (subject to the provisions of Condition 6(A)(iv) above) and will be deemed to be the Stock Exchange Business Day (as defined below) immediately following the date of the surrender of the Certificate in respect of such Bond and delivery of such Conversion Notice and, if applicable, any payment or indemnity required to be made or given under these Conditions in connection with the exercise of such Conversion Right. A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal. “Stock Exchange Business Day” means any day (other than a Saturday or Sunday) on which AMEX or the Alternative Stock Exchange (as defined in Condition 6(C) below), as the case may be, is open for business of dealing in securities.

Schedule 1-5

(ii)
Stamp Duty etc.: As conditions precedent to conversion, a Bondholder delivering a Certificate in respect of a Bond for conversion must pay any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital or stamp duties payable in the United States, the People’s Republic of China or England and, if relevant, in the place of the Alternative Stock Exchange, by the Issuer in respect of the allotment and issue of Shares and listing of the Shares on AMEX or the Alternative Stock Exchange on conversion) (the “Taxes”) and such Bondholder must also pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion. The Issuer will pay all other expenses arising on the issue of Shares on conversion of Bonds. The Bondholder (and, if applicable, the person other than the Bondholder to whom the Shares are to be issued) must provide the Conversion Agent with details of the relevant tax authorities to which the Conversion Agent must pay monies received in settlement of Taxes payable pursuant to this Condition 6(B)(ii). The Conversion Agent is under no obligation to determine whether a Bondholder is liable to pay any Taxes including capital, stamp, issue, registration or similar taxes and duties or the amounts payable (if any) in connection with this Condition 6(B)(ii).

(iii)
Registration: As soon as practicable, and in any event not later than seven (7) Trading Days (as defined below) after the Conversion Date, the Issuer will, procure that the relevant number of Shares are allotted to and registered in the name of the nominee of a depositary common to Euroclear and Clearstream for credit to the securities account designated for the purpose in the Conversion Notice for so long as the Shares are listed on AMEX.

If the Conversion Date in relation to any Bond shall be on or after a date with effect from which an adjustment to the Conversion Price takes retroactive effect pursuant to any of the provisions referred to in Condition 6(C) and the Trust Deed, and the relevant Registration Date (as defined below) falls on a date when the relevant adjustment has not yet been reflected in the then current Conversion Price, the provisions of this sub-paragraph (iii) shall be applied, mutatis mutandis, to such number of Shares as is equal to the excess of the number of Shares which would have been required to be issued on conversion of such Bond if the relevant retroactive adjustment had been given effect as at the said Registration Date over the number of Shares previously issued (or which the Issuer was previously bound to issue) pursuant to such conversion.

The person or persons specified for that purpose will become the holder on record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s register of members (the “Registration Date”). The Shares issued upon conversion of the Bonds will in all respects rank pari passu with the Shares in issue on the relevant Registration Date. Save as set out in these Conditions, a holder of Shares issued on conversion of Bonds shall not be entitled to any rights the record date for which precedes the relevant Registration Date. Upon delivery of the Shares in satisfaction of the Conversion Right of any Converting Bondholder and the completion of such registration in accordance with this Condition 6(B), the right of such Converting Bondholder to repayment of the principal amount of the Bonds so converted shall extinguish.

If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Bond, but before the Registration Date (disregarding any retroactive adjustment of the Conversion Price referred to in this sub-paragraph (iii) prior to the time such retroactive adjustment shall have become effective), the Issuer will pay to the converting Bondholder or his designee an amount (the “Equivalent Amount”) equal to any such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven (7) days thereafter. The Equivalent Amount shall be paid by means of a U.S. dollar cheque drawn on a bank in New York and sent to the address specified in the relevant Conversion Notice.

Schedule 1-6

C.	Adjustments to Conversion Price

The Conversion Price will be subject to adjustment in the following events as set out in the Trust Deed:

(1)
Consolidation, Subdivision or Reclassification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

A B

Where:

A	is the nominal amount of one (1) Share immediately after such alteration; and

B	is the nominal amount of one (1) Share immediately before such alteration.

Such adjustment shall become effective on the date the alteration takes effect.

(2)
Capitalisation of Profits or Reserves: If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (the “Shareholders”) by way of capitalisation of profits or reserves (including any share premium account) including, Shares paid up out of distributable profits or reserves and/or share premium account issued (except any Scrip Dividend (as defined below)) and which would not have constituted a Capital Distribution (as defined below), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A B

Where:

A	is the aggregate nominal amount of the issued Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

Schedule 1-7

(3)
Capital Distributions: If and whenever the Issuer shall pay or make any Capital Distribution to the Shareholders (except to the extent that the Conversion Price falls to be adjusted under Condition 6(C)(2) above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Capital Distribution by the following fraction:

A – B A

Where:

A	is the Current Market Price of one (1) Share on the last Trading Day preceding the date on which the Capital Distribution is publicly announced; and

B	is the Fair Market Value (as defined below) on the date of such announcement of the portion of the Capital Distribution attributable to one (1) Share.

Such adjustment shall become effective on the date that such Capital Distribution is actually made or if a record date is fixed therefor, immediately after such record date.

When the Capital Distribution is by means of distribution of a cash dividend such cash dividend shall be regarded as a Capital Distribution and shall be fully taken into account in the determination of the Fair Market Value of the portion of the Capital Distribution attributable to one (1) Share.

(4)
Rights Issues of Shares or Options over Shares: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, in each case at less than the Current Market Price per Share on the last Trading Day preceding the date of the announcement of the terms of the issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A + B A + C

Where:

A	is the number of Shares in issue immediately before such announcement;

B
is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Shares comprised therein would subscribe for, purchase or otherwise acquire at such Current Market Price per Share; and

C	is the aggregate number of Shares issued or, as the case may be, comprised in the grant.

Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be).

Schedule 1-8

(5)
Rights Issues of Other Securities: If and whenever the Issuer shall issue any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares) to all or substantially all Shareholders as a class by way of rights or grant to all or substantially all Shareholders as a class by way of rights, of options, warrants or other rights to subscribe for, purchase or otherwise acquire any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A – B A

Where:

A	is the Current Market Price of one (1) Share on the last Trading Day preceding the date on which such issue or grant is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one (1) Share.

Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be).

(6)
Issues at less than Conversion Price: If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 6(C)(4) above) any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or shall issue or grant (otherwise than as mentioned in Condition 6(C)(4) above) options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares in each case at a price per Share which is less than the Conversion Price in effect at the time of such issue, then, in such event, the Conversion Price shall be reduced, concurrently with such issue or grant, to a price equal to the consideration per share for which such Shares are or will be issued. If such Shares are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Share.

Determination of Consideration: For purpose of this Condition 6(C)(6), the consideration received by the Issuer for the issue of any such Shares shall be computed as follows:

(A)	in so far as such consideration consists of cash, it shall be computed at the aggregate amount of cash received by the Issuer;

(B)
in so far as such consideration consists of property other than cash, it shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the directors of the Issuer (the “Directors”); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)
in the event the Shares are issued together with other shares or securities or other assets of the Issuer for consideration which covers both the proportion of such consideration so received with respect to such Shares, shall be computed as provided in Clauses (A) and (B) above, as determined in good faith by the Directors.

Schedule 1-9

References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the issue of such options, warrants or other rights.

(7)
Other Issues at less than Conversion Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within this Condition 6(C)(7), if and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in Conditions 6(C)(4), 6(C)(5) or 6(C)(6)), or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity shall issue any securities (other than the Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Issuer upon conversion, exchange or subscription at a consideration per Share which is less than the Conversion Price in effect at the time of issue of such securities, then, in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration per share receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription determined by reference to the maximum number of Shares to be issued on conversion, exchange or subscription at the minimum conversion, exchange or subscription price. If such Shares are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Share.

Determination of Consideration: For purpose of this Condition 6(C)(7), the consideration receivable by the Issuer for the issue of any such Shares shall be computed as follows:

(A)	in so far as such consideration consists of cash, it shall be computed at the aggregate amount of cash received by the Issuer;

(B)
in so far as such consideration consists of property other than cash, it shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)
in the event the Shares are issued together with other shares or securities or other assets of the Issuer for consideration which covers both the proportion of such consideration so received with respect to such Shares, shall be computed as provided in Clauses (A) and (B) above, as determined in good faith by the Directors.

Schedule 1-10

Such adjustment shall become effective on the date of issue of such securities

(8)
Modification of Rights of Conversion etc.: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Condition 6(C)(7) (other than in accordance with the terms of such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is reduced and is less than the Conversion Price in effect at the time of such modification, the Conversion Price shall be reduced, concurrently with such modification, to a price equal to the modified consideration per share receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription determined by reference to the maximum number of Shares to be issued on conversion, exchange or subscription at the minimum conversion, exchange or subscription price. If such Shares are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Share.

Determination of Consideration: For purpose of this Condition 6(C)(8), the consideration receivable by the Issuer for the issue of any such Shares shall be computed as follows:

(A)	in so far as such consideration consists of cash, it shall be computed at the aggregate amount of cash received by the Issuer;

(B)
in so far as such consideration consists of property other than cash, it shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)
in the event the Shares are issued together with other shares or securities or other assets of the Issuer for consideration which covers both the proportion of such consideration so received with respect to such Shares, shall be computed as provided in Clauses (A) and (B) above, as determined in good faith by the Directors.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

(9)
Other Offers to Shareholders: If and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with which an offer to which the Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Condition 6(C)(4), Condition 6(C)(5), Condition 6(C)(6) or Condition 6(C)(7)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A – B A

Where:

A	is the Current Market Price of one (1) Share on the last Trading Day preceding the date on which such issue is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one (1) Share.

Such adjustment shall become effective on the date of issue of the securities.

Schedule 1-11

(10)
Other Events: If the Issuer determines that a downward adjustment should be made to the Conversion Price as a result of one (1) or more events or circumstances not referred to in this Condition 6, the Issuer shall, at its own expense, consult an independent investment bank of international repute (acting as expert), selected by the Issuer and approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed), to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination by the independent investment bank such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the events or circumstances giving rise to any adjustment pursuant to this Condition 6 have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of events or circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Condition 6 as may be advised by the independent investment bank to be in their opinion appropriate to give the intended result.

For the purposes of these Conditions:

Alternative Stock Exchange means at any time, in the case of the Shares, if they are not at that time listed and traded on AMEX, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

Alternative Major Stock Exchange means The New York Stock Exchange or NASDAQ.

Average Closing Price is the arithmetic average of the Closing Price per Share for each Trading Day during the Relevant Period.

Capital Distribution means any dividend or distribution of cash or assets in specie or other property, and whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of shares or other securities credited as fully or partly paid (other than Shares credited as fully paid to the extent any adjustment to the Conversion Price is made in respect thereof under Condition 6(C)(2)) by way of capitalisation of reserves).

Closing Price for the Shares for any Trading Day shall be the price quoted by AMEX or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day.

Schedule 1-12

Current Market Price means, in respect of a Share on a particular date, the average of the Closing Prices for one (1) Share (being a Share carrying full entitlement to dividend) for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding such date, provided that if at any time during the said five (5) Trading Day period the Shares shall have been quoted ex-dividend and during some other part of that period the Shares shall have been quoted cum-dividend then:

(i)
if the Shares to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share; or

(ii)
if the Shares to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

and provided further that if the Shares on each of the said five (5) Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share.

Dividend means any dividend or distribution, whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes, without limitation, an issue of Shares or other securities credited as fully or partly paid up) provided that:

(i)
where a cash Dividend is announced which is to be, or may at the election of a holder or holders of Shares be, satisfied by the issue or delivery of Shares or other property or assets, then, the Dividend in question shall be treated as a Dividend of (a) the cash Dividend so announced, or (b) the Current Market Price on the date of announcement of such Dividend, of such Shares or the Fair Market Value of other property or assets to be issued or delivered in satisfaction of such Dividend (or which would be issued if all holders of Shares elected therefor, regardless of whether any such election is made) if the Current Market Price of such Shares or the Fair Market Value of other property or assets is greater than the cash Dividend so announced; and

(ii)	any issue of Shares falling within Condition 6(C)(2) shall be disregarded.

Fair Market Value means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an independent investment bank of international repute (acting as expert) selected by the Issuer and approved in writing by the Trustee, provided that (i) the fair market value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such investment banks) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five (5) Trading Days on the relevant market commencing on the first such Trading Day such options, warrants or other rights are publicly traded.

Relevant Cash Dividend means any cash dividend specifically declared by the Issuer.

Scrip Dividend means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend, being a dividend which the Shareholders concerned would or could otherwise have received and which would not have constituted a Capital Distribution (and for the avoidance of doubt to the extent that no adjustment is to be made under Condition 6(C)(3) in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or part thereof).

Schedule 1-13

Total Current Dividend means any and all cash dividends or other distributions charged or provided for in the accounts of the Issuer, prior to the deduction of any withholding tax and any corporate tax attributable to that dividend, in the period starting from the beginning of the fiscal year in which the record date set for the dividend that may result in an adjustment falls and ending on and including that record date (including the dividend that may result in an adjustment), other than any dividend or portion thereof which previously resulted in an adjustment under this Condition 6(C).

Trading Day means a day when AMEX or, as the case may be an Alternative Stock Exchange, is open for business of dealing in securities, provided that if no Closing Price is reported for one (1) or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not have existed when ascertaining any period of dealing days.

No adjustment will be made to the Conversion Price (i) when Shares or other securities (including rights or options) are issued, offered or granted to employees (including directors) of the Issuer or any of its Subsidiaries pursuant to any Employee Share Scheme (as defined in the Trust Deed) (and which Employee Share Scheme (a) is in compliance with the listing rules of AMEX or, if applicable, the listing rules of an Alternative Stock Exchange; and (b) does not amount to, relate to, or entitle such persons to receive, Shares in excess of ten percent (10%) of the average number of issued and outstanding Shares during any twelve (12) months); or (ii) as a result of the issuance on the date hereof of the warrants to purchase 600,000 Shares (the “Warrants”) issued to ABN AMRO Bank, N.V. (“ABN AMRO”) or any exercise of such Warrants.

On any adjustment, the relevant Conversion Price, if not an integral multiple of one (1) United States cent, shall be rounded down to the nearest United State cent. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one percent (1%) of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to Bondholders in accordance with Condition 18 as soon as practicable after the determination thereof.

Notwithstanding anything herein, the Conversion Price shall only be adjusted pursuant to Conditions 6(C)(6), 6(C)(7), 6(C)(8), 6(C)(9) and 6(C)(10) to an amount not less than US$0.25 per Share (as adjusted for stock splits, stock dividends, spin-offs, rights offerings, recapitalizations and similar events).

Where more than one (1) event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an independent investment bank of international repute (acting as expert), selected by the Issuer and approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed), the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such independent investment bank to be in their opinion appropriate in order to give such intended result. No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares as referred to in Condition 6(C)(1) above or a Conversion Price reset as referred to in Condition 6(D) below.

The Trustee shall not be under any duty to (i) monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or (ii) itself calculate any adjustment to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so. Any adjustments to the Conversion Price shall be calculated or caused to be calculated by the Issuer and the Issuer will promptly send to the Trustee a certificate setting out the Conversion Price prior to adjustment and the particulars relating to adjustment of the Conversion Price. The Trustee shall be entitled to rely on such certificate and will have no duty to confirm or investigate the accuracy thereof.

Schedule 1-14

If any doubt arises as to an adjustment of the Conversion Price pursuant to Condition 6(C), the Trustee may, at the cost and expense of the Issuer, consult with any reputable investment bank in the United States and may act on the opinion or advice of or any certificate or information obtained from any such investment bank, and such determination, opinion, advice, certification or action (or absence thereof) shall be conclusive and binding upon the Issuer and the Bondholders.

D.	Conversion Price Reset

If the average of the Closing Prices (the “Average Closing Price”) for the period of twenty (20) consecutive Trading Days immediately prior to any of November 13, 2009 and September 29, 2012 (each a “Reset Date”) is lower than the Conversion Price on the relevant Reset Date, the Conversion Price will be adjusted so that such Average Closing Price shall be the Conversion Price in effect from, and including, the relevant Reset Date. The Issuer shall notify the Bondholders, Trustee and the Paying Agent of such adjustment within ten (10) business days after the relevant Reset Date, in accordance with Condition 18. Such adjusted Conversion Price shall be rounded upwards, if necessary, to the nearest one-tenth (1/10) of a United States cent.

Provided that:

(i)
any such adjustment to the Conversion Price pursuant to this Condition 6(D) shall be limited so that the Conversion Price adjusted in accordance with this Condition 6(D) shall not be less than seventy percent (70%) of the initial Conversion Price (taking account of any adjustments required under Condition 6(C) above which may have occurred prior to the relevant Reset Date) or higher than the Conversion Price in effect immediately prior to the Reset Date;

(ii)
subject to (i) above the provisions of Condition 6(C) shall apply, mutatis mutandis, to this Condition 6(D) to ensure that appropriate adjustments shall be made to any Closing Price to reflect any adjustments made to the Conversion Price in accordance with Condition 6(C);

(iii)	for the avoidance of doubt, any adjustments to the Conversion Price made pursuant to this Condition 6(D) shall only be downward adjustments; and

(iv)
notwithstanding anything herein, the Conversion Price shall only be adjusted pursuant to this Condition 6(D) to an amount not less than US$0.25 per Share (as adjusted for stock splits, stock dividends, spin-offs, rights offerings, recapitalizations and similar events).

E.	Undertakings

The Issuer has undertaken in the Trust Deed, inter alia, that so long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed):

(i)
it will obtain on or before the first anniversary of the Listing Date, and thereafter maintain, a listing on AMEX or an Alternative Major Stock Exchange for all the issued Shares and for all the Shares issued on the exercise of the Conversion Rights attaching to the Bonds; and

(ii)	it will pay the expenses of the issue of, and all expenses of obtaining and maintaining such listing for, the Shares arising on conversion of the Bonds.

Schedule 1-15

The Issuer has also given certain other undertakings in the Trust Deed for the protection of the Conversion Rights.

F.	Notice of Change in Conversion Price

The Issuer shall give notice to the Bondholders in accordance with Condition 18 of any change in the Conversion Price. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.

7.	Interest

The Bonds bear interest from November 13, 2007 at the rate of (i) six percent (6%) per annum for the first year after the Closing Date and (ii) three percent (3%) per annum thereafter, of the principal amount of the Bonds. Interest is payable semi-annually in arrears on May 13 and November 13 of each year (each an “Interest Payment Date”) commencing May 13, 2008. Each Bond will cease to bear interest (a) (subject to Condition 6(A)(v)) from and including the Interest Payment Date last preceding its Conversion Date (as defined below) (or if such Conversion Date falls on or before the first Interest Payment Date, the Issue Date) subject to conversion of the relevant Bond in accordance with the provisions of Condition 6(B), or (b) from the due date for redemption thereof unless, upon surrender in accordance with Condition 9, payment of the full amount due is improperly withheld or refused or default is otherwise made in respect of any such payment. In such event, interest will continue to accrue at the rate aforesaid (after as well as before any judgment) up to but excluding the date on which all sums due in respect of any Bond are received by or on behalf of the relevant holder. If interest is required to be calculated for a period of less than one (1) year, it will be calculated on the basis of a 360-day year of twelve 30-day months. Interest payable under this Condition 7 will be paid in accordance with the Condition 8(A).

8.	Payments

A.	Principal, premium and interest

Payment of principal and premium will be made by transfer to the registered account of the Bondholder or by United States dollar cheque drawn on a bank in New York mailed to the registered address of the Bondholder in accordance with Condition 18 if it does not have a registered account. Payment of principal will only be made after surrender of the relevant Certificate at the specified office of any of the Agents.

Interest on Bonds due on an Interest Payment Date will be paid on the due date for the payment of interest to the holder shown on the Register at the close of business on the fifteenth day before the due date for the payment of interest (the “Interest Record Date”). Payments of interest on each Bond will be made by transfer to the registered account of the Bondholder or by United States dollar cheque drawn on a bank in New York mailed to the registered address of the Bondholder if it does not have a registered account.

References in these Conditions, the Trust Deed and the Agency Agreement to principal in respect of any Bond shall, where the context so permits, be deemed to include a reference to any premium payable thereon.

B.	Registered Accounts

For the purposes of this Condition, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York, details of which appear on the Register at the close of business on the second business day (as defined below) before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register at that time.

Schedule 1-16

C.	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 10. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

D.	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that it not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal or premium (if any), if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

E.	Default Interest and Delay In Payment

If the Issuer fails to pay any sum in respect of the Bonds when the same becomes due and payable under these Conditions, interest shall accrue on the Bonds and any overdue sum at the rate of fifteen percent (15%) per annum from the due date. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

F.	Business Day

In this Condition, “business day” means a day other than a Saturday or Sunday on which commercial banks are open for business in New York, London and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

G.	Annotation of Register

If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

H.	Rounding

When making payments to Bondholders, fractions of one (1) United States cent will be rounded down to nearest United States cent.

9.	Redemption, Purchase and Cancellation

A.	Maturity

Unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem each Bond at 150.87% of its principal amount on November 13, 2012 (the “Maturity Date”). The Issuer may not redeem the Bonds at its option prior to that date except as provided in Condition 9(B) or Condition 9(C) below (but without prejudice to Condition 10).

Schedule 1-17

B.	Redemption at the Option of the Issuer

At any time prior to the Maturity Date, the Issuer may, having given not less than thirty (30) nor more than sixty (60) days’ notice to the Bondholders, the Trustee and the Principal Agent (which notice will be irrevocable), redeem all and not some only of the Bonds at a redemption price equal to the Early Redemption Amount on the redemption date if more than ninety percent (90%) in principal amount of the Bonds has already been converted, redeemed or purchased and cancelled.

The Early Redemption Amount of a Bond, for each US$1,000 principal amount of the Bonds, is determined so that it represents for the Bondholder a gross yield of twelve percent (12%) per annum, calculated on a semi-annual basis. The applicable Early Redemption Amount for each US$1,000 principal amount of Bonds is calculated in accordance with the following formula, rounded (if necessary) to two (2) decimal places with 0.005 being rounded upwards (provided that if the date fixed for redemption is the Semi-Annual Date (as set out below), such Early Redemption Amount shall be as set out in the table below in respect of such Semi-Annual Date):

Early Redemption Amount = Previous Redemption Amount x (1 + r/2)d/p

Previous Redemption Amount = the Early Redemption Amount for each US$1,000 principal amount of the Bonds on the Semi-Annual Date immediately preceding the date fixed for redemption as set out below:

Semi-Annual Date	Early Redemption Amount (US$)

May 13, 2008	1,030.00

November 13, 2008	1,060.90

May 13, 2009	1,108.64

November 13, 2009	1,158.53

May 13, 2010	1,210.66

November 13, 2010	1,265.14

May 13, 2011	1,322.07

November 13, 2011	1,381.57

May 13, 2012	1,443.74

November 13, 2012	1,508.71

r =	12% expressed as a fraction.

d =
number of days from and including the immediately preceding Semi-Annual Date (or if the Bonds are to be redeemed on or before May 13, 2008 from and including November 13, 2007) to, but excluding, the date fixed for redemption, calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the number of days elapsed.

p =	180

Schedule 1-18

C.	Redemption for Taxation Reasons

(i)
At any time the Issuer may, having given not less than thirty (30) nor more than sixty (60) days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Condition 18 (which notice shall be irrevocable) redeem all, but not some only, of the Bonds at a redemption price equal to the Early Redemption Amount on the redemption date (the “Tax Redemption Date”) if (i) the Issuer satisfies the Trustee immediately prior to the giving of such Tax Redemption Notice that the Issuer has or will become obliged to pay additional amounts as referred to in Condition 10 as a result of any change in, or amendment to, the laws or regulations of the United States or, as the case may be, the People’s Republic of China (the “PRC”), England or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after November 13, 2007 and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than ninety (90) days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by two (2) directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled to accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders.

(ii)
If the Issuer gives a Tax Redemption Notice pursuant to Condition 9(C)(i), each Bondholder will have the right to elect that his Bond(s) shall not be redeemed and that the provisions of Condition 10 shall not apply in respect of any payment of principal, premium (if any) or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 10 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld (provided that such election shall only be in respect of the deduction or withholding then required to be made and the Issuer shall comply with the provisions of Condition 10 in respect of any further deductions or withholding). To exercise a right pursuant to this Condition 9(C), the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Bonds on or before the day falling ten (10) days prior to the Tax Redemption Date.

D.	Redemption for Delisting or Change of Control

Following the occurrence of a Relevant Event (as defined below), the holder of each Bond will have the right at such holder’s option, to require the Issuer to redeem all or some only of that holder’s Bonds on the Relevant Event Redemption Date (as defined below) at their Early Redemption Amount. To exercise such right, the holder of the relevant Bond must complete, sign and deposit, at his own expense, at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (the “Relevant Event Redemption Notice”) together with the Certificate evidencing the Bonds to be redeemed by not later than sixty (60) days following a Relevant Event, or, if later, sixty (60) days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 18. The “Relevant Event Redemption Date” shall be the fourteenth day after the expiry of such period of sixty (60) days as referred to above.

Schedule 1-19

A Relevant Event Redemption Notice, once delivered, shall be irrevocable (and may not be withdrawn unless the Issuer consents to such withdrawal) and the Issuer shall redeem the Bonds the subject of Relevant Event Redemption Notices delivered as aforesaid on the Relevant Event Redemption Date.

The Trustee shall not be required to take any steps to ascertain whether a Relevant Event or any event which could lead to the occurrence of a Relevant Event has occurred.

The Issuer shall give notice to Bondholders in accordance with Condition 18 by not later than fourteen (14) days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition 9(D) and shall give brief details of the Relevant Event.

A Relevant Event occurs:

(i)
when the Shares cease to be listed or admitted to trading, or for twenty (20) or more Trading Days occurring consecutively, trading in respect of the Shares is suspended, temporarily or otherwise, on AMEX (and if applicable, the Alternative Major Stock Exchange); or

(ii)	when there is a Change of Control.

For the purposes of this Condition 9(D):

Control means the acquisition or control of more than fifty percent (50%) of the voting rights of the issued share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

A Change of Control occurs when:

(i)	any Person or Persons acting together acquires Control of the Issuer if such Person or Persons does not or do not have, and would not be deemed to have, Control of the Issuer on the Closing Date;

(ii)
the Issuer consolidates with or merges into or sells or transfers all or substantially all of the Issuer’s assets to any other Person, unless the consolidation, merger, sale or transfer will not result in the other Person or Persons acquiring Control over the Issuer or the successor entity; or

(iii)	one (1) or more Persons (other than any Person referred to in sub-paragraph (i) above) acquires the legal or beneficial ownership of all or substantially all of the Issuer’s issued share capital.

Person includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Issuer’s board of directors or any other governing board and does not include the Issuer’s wholly-owned direct or indirect Subsidiaries.

E.	Redemption at the Option of the Bondholder

In the event that (i) the Issuer’s Shares are not listed on AMEX or an Alternative Major Stock Exchange within nine (9) months after the Closing Date or (ii) the Issuer breaches any of its obligations under Section 2(a) of that certain registration rights agreement dated November 13, 2007 by and between the Issuer and ABN AMRO , the holder of each Bond shall have the right, at such holder’s option, to require the Issuer to redeem all or some of the Bonds held by that holder, at any time on or after the first anniversary of the Closing Date, at 104.53% of its principal amount of the Bonds.

Schedule 1-20

At any time on or after the third anniversary of the Closing Date, the holder of each Bond shall have the right, at such holder’s option, to require the Issuer to redeem all or some of the Bonds held by that holder at 126.51% of its principal amount of the Bonds.

To exercise either such optional redemption right, the holder of the relevant Bond must complete, sign and deliver at the specified office or any Paying Agent a duly completed and signed notice of redemption, in the then current form obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Bonds to be redeemed not earlier than sixty (60) days and not later than thirty (30) days prior to the date chosen by the Bondholder for redemption (which shall be a business day).

F.	Purchases

The Issuer or any of its Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise.

G.	Cancellation

All Bonds which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries, will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

H.	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 9 will be given in accordance with Condition 18 and will specify the Conversion Price as at the date of the relevant notice, the Conversion Period, the Closing Price of the Shares as at the latest practicable date prior to the publication of the notice, the price of redemption or Early Redemption Amount of the Bonds, the date for redemption, the manner in which redemption will be effected and the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice.

10.	Taxation

All payments made by the Issuer under or in respect of the Trust Deed or the Bonds will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States, the PRC or England or any political subdivisions thereof or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Bond:

(i)
to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the United States or the PRC or any political subdivisions thereof otherwise than merely by holding such Bond or by the receipt of principal, interest or premium (if any) in respect of the Bond;

Schedule 1-21

(ii)
(in the case of a payment of principal) if the Certificate in respect of such Bond is surrendered more than thirty (30) days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of thirty (30) days;

(iii)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)
presented for payment by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent in a Member State of the European Union.

For the purposes hereof, “relevant date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

References in these Conditions to principal, interest and premium (if any) shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

If the Issuer becomes obliged to pay additional amounts in accordance with this Condition 10, the Issuer shall have the right to redeem the Bonds in accordance with the provisions of Condition 9(C)(i), subject to the right of each Bondholder under the provisions of Condition 9(C)(ii) to elect that his Bond(s) shall not be so redeemed and that the provisions of Condition 10 shall not apply in respect of any payment to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date.

11.	Events of Default

A.	Events of Default

The Trustee at its sole discretion may, and if so requested in writing by the holders of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution shall (subject to being indemnified and/or secured by the holders to its satisfaction), give notice to the Issuer, that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at the Early Redemption Amount (subject as provided below and without prejudice to the right of Bondholders to exercise the Conversion Right in respect of their Bonds in accordance with Condition 6) if:

(i)	a default is made in the payment of any principal or Early Redemption Amount due in respect of the Bonds;

(ii)	any failure by the Issuer to deliver the Shares as and when the Shares are required to be delivered following conversion of Bonds and such failure continues for seven (7) days;

(iii)
the Issuer does not perform or comply with one (1) or more of its other obligations in the Bonds or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within twenty-one (21) days after written notice by the Trustee of such default shall have been delivered to the Issuer;

Schedule 1-22

(iv)
the Issuer or any of its Subsidiaries (as defined below) is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Subsidiaries; an administrator or liquidator of the Issuer or any of its Subsidiaries or the whole or any material part of the assets and turnover of the Issuer or any of its Subsidiaries is appointed (or application for any such appointment is made);

(v)
(a) any other present or future indebtedness (whether actual or contingent) of the Issuer or any of its Subsidiaries for or in respect of moneys borrowed or raised becomes, or becomes capable of being declared, due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (b) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (c) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one (1) or more of the events mentioned above in this paragraph (v) have occurred equals or exceeds US$5,000,000 or its equivalent in any other currency on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantees or indemnity;

(vi)
a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any of the property, assets or turnover of the Issuer or any of its Subsidiaries;

(vii)
an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Issuer or any of its Subsidiaries (except for a members’ voluntary solvent winding-up), or the Issuer or any Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations and except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (a) on terms approved by an Extraordinary Resolution, or (b) in the case of any Subsidiary, whereby the undertaking and assets of such Subsidiary are transferred to or otherwise vested in the Issuer or any of its Subsidiaries;

(viii)
an encumbrancer takes possession or an administrative or other receiver, manager, administrator or other similar officer is appointed of the whole or any material part of the property, assets or turnover of the Issuer or any of its Subsidiaries (as the case may be) and is not discharged within thirty (30) days;

(ix)
(a) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of its Subsidiaries; or (b) the Issuer or any of its Subsidiaries is prevented from exercising normal control over all or any substantial part of its property, assets and turnover;

Schedule 1-23

(x)
any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (a) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Bonds and the Trust Deed, (b) to ensure that those obligations are legally binding and enforceable and (c) to make the Bonds and the Trust Deed admissible in evidence in the courts of the United States or the PRC is not taken, fulfilled or done;

(xi)	it is or will become unlawful for the Issuer to perform or comply with any one (1) or more of its obligations under any of the Bonds or the Trust Deed;

(xii)
the Conversion Price is affected by any limitation to an adjustment to the Conversion Price set forth in Condition 6(C) or Condition 6(D)(iv) of these Conditions or Clause 7.2(b) or Clause 7.3(d) of the Trust Deed; or

(xiii)	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs;

provided that, in the case of any such event other than those described in paragraph (i), (ii), (iii), (x), (xi) or (xii), the Trustee shall have certified in writing to the Issuer that such event is in its opinion materially prejudicial to the interests of Bondholders.

B.	Default Cure Amount

Notwithstanding receipt of any payment after the acceleration of the Bonds, a Bondholder may exercise its Conversion Right by depositing a Conversion Notice with a Conversion Agent or Paying Agent during the period from and including the date of a default notice with respect to an event specified in Condition 11(A)(ii) (at which time the Issuer will notify the Bondholders of the number of Shares per Bond to be delivered upon conversion, assuming all the then outstanding Bonds are converted) to and including the 30th business day after such payment.

If any converting Bondholder deposits a Conversion Notice pursuant to this Condition 11(B) on the business day prior to, or during, a Closed Period, the Bondholder’s Conversion Right shall continue until the business day following the last day of the Closed Period, which shall be deemed the Conversion Date, for the purposes of such Bondholder’s exercise of its Conversion Right pursuant to this Condition 11(B).

If the Conversion Right attached to any Bond is exercised pursuant to this Condition 11(B), the Issuer will deliver Shares (which number will be disclosed to such Bondholder as soon as practicable after the Conversion Notice is given) in accordance with the Conditions, except that the Issuer shall have twelve (12) business days before it is required to register the converting Bondholder (or its designee) in its register of members as the owner of the number of Shares to be delivered pursuant to this Condition and an additional five (5) business days from such registration date to make payment in accordance with the following paragraph.

Schedule 1-24

If the Conversion Right attached to any Bond is exercised pursuant to this Condition 11(B), or if the Bonds have become due and payable pursuant to Condition 11(A)(ii), the Issuer shall, at the request of the converting Bondholder, pay to such Bondholder an amount in United States dollars (the “Default Cure Amount”), equal to the product of (x) (i) the number of Shares that are required to be delivered by the Issuer to satisfy the Conversion Right in relation to such converting Bondholder minus (ii) the number of Shares that are actually delivered by the Issuer pursuant to such Bondholders’ Conversion Notice and (y) the Share Price (as defined below) on the Conversion Date; provided that if such Bondholder has received any payment under the Bonds pursuant to this Condition 11(B), the amount of such payment shall be deducted from the Default Cure Amount.

The “Share Price” means the closing price of the Shares as quoted by AMEX or, as the case may be, the Alternative Stock Exchange on the Conversion Date or, if no reported sales take place on such date, the average of the reported closing bid and offered prices, in either case as reported by AMEX or other applicable securities exchange on which the Shares are listed for such day as furnished by a reputable and independent broker-dealer selected from time to time by the Trustee at the expense of the Issuer for such purpose.

12.	Consolidation, Amalgamation or Merger

The Issuer will not consolidate with, amalgamate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any entity unless:

(i)
the entity formed by such amalgamation or consolidation or into which the Issuer is merged or which acquired or leased such property and assets of the Issuer shall be a corporation organised and validly existing under the laws of its place of incorporation, and shall, by a trust deed supplemental to the Trust Deed and an agency agreement supplemental to the Agency Agreement and such other undertakings or documents as the Trustee may require, executed and delivered in form and content acceptable to the Trustee, expressly assume all of the obligations of the Issuer in respect of all of the Bonds and under the Trust Deed and the Agency Agreement and indemnify each Bondholder against any tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such consolidation, amalgamation, merger, sale, conveyance, transfer lease or other disposal with respect to the payment of principal, premium and interest on the Bonds;

(ii)
the supplemental Trust Deed referred to in paragraph (i) above will ensure that (a) the holder of each Bond then outstanding will have the right (during the period in which such Bond shall be convertible) to convert such Bond into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale, conveyance, transfer lease or other disposal by a holder of the number of Shares which would have become liable to be issued upon conversion of such Bond immediately prior to such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposal (such supplemental Trust Deed will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the provisions of Condition 6(C), (b) the rights of Bondholders shall not be adversely affected as a result of such transaction and (c) that there shall be no right to exercise a redemption of the Bonds under Condition 9(C) as a result of (A) any change in the domicile or place of incorporation of the Issuer or (B) the successor entity not being incorporated in the State of Delaware and the provisions of Condition 10 shall also be supplemented or modified as the Trustee deems appropriate; and

Schedule 1-25

(iii)	immediately after giving effect to such transaction, no default or event of default (including an Event of Default) shall have occurred and be continuing.

The above provisions of this Condition 12 will apply, mutatis mutandis, to any subsequent consolidations, amalgamations, mergers, sales or transfers.

13.	Prescription

Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within ten (10) years (in the case of principal) and five (5) years (in the case of default interest or premium (if any)) from the relevant date (as defined in Condition 9) in respect thereof.

14.	Enforcement

At any time after the Bonds have become due and repayable, the Trustee may, at its sole discretion and without further notice, take such proceedings against the Issuer as it may think fit to enforce repayment of the Bonds and to enforce the provisions of the Trust Deed, but it will not be bound to take any such proceedings unless (a) it shall have been so requested in writing by the holders of not less than twenty-five percent (25%) in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution and (b) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

15.	Meetings of Bondholders, Modification and Waiver

A.	Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be two (2) or more persons holding or representing over fifty percent (50%) in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, two (2) or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment in respect of the Bonds, (ii) to reduce or cancel the amount of principal, interest, premium, or default interest (including any Early Redemption Amount) or Equivalent Amount payable in respect of the Bonds or changing the method of calculation of the Early Redemption Amount, (iii) to change the currency of payment of the Bonds, (iv) to modify (except by a unilateral and unconditional reduction in the Conversion Price) or cancel the Conversion Rights, or (v) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum for passing an Extraordinary Resolution will be two (2) or more persons holding or representing not less than two-thirds (2/3), or at any adjourned such meeting not less than one-third (1/3), in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than ninety percent (90%) of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.

Schedule 1-26

B.	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 15(A) above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement or the Trust Deed which is in its opinion proper to make if, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds or the Trust Deed which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or (to the satisfaction of the Trustee) proven error to comply with mandatory provisions of law. Any such modification, waiver or authorisation will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

C.	Substitution

The Trustee may (but is not obliged to), without the consent of the Bondholders, agree to the substitution of any other company in place of the Issuer (or of any previous substitute under this Condition 15(C)) as the principal debtor under the Bonds and the Trust Deed, subject to the Bonds being unconditionally and irrevocably guaranteed by the Issuer to the Trustee’s satisfaction and certain other conditions set out in the Trust Deed being complied with.

D.	Interests of Bondholders

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorisation, waiver, determination or substitution) the Trustee shall have regard to the general interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or the Trustee or any other person, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders except to the extent provided for in Condition 10 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

In the event of the passing of an Extraordinary Resolution in accordance with Condition 15(A), a modification, waiver or authorisation in accordance with Condition 15(B) or a substitution in accordance with Condition 15(C), the Issuer will procure that the Bondholders be notified in accordance with Condition 18.

16.	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and such Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

17.	Further Issues

The Issuer may from time to time, without the consent of the Bondholders, create and issue further bonds having the same terms and conditions as the Bonds in all respects and so that such further issue shall be consolidated and form a single series with the Bonds. Such further bonds may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed.

Schedule 1-27

18.	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register of Bondholders maintained by the Registrar or published in a leading newspaper having general circulation in the United States or, if such publication shall not be practicable, in an English language newspaper of general circulation in Asia. Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after being so mailed, as the case may be.

Notices to be given by (i) any Bondholder shall be in writing and given by lodging the same, together with the relative Certificate, with the Registrar, or (ii) if the Certificates are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

19.	Agents

The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (a) a Principal Agent, (b) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform, to such Directive, and (c) a Registrar which will maintain the register of Bondholders outside the United Kingdom. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders and in any event not less than forty-five (45) days’ notice will be given.

20.	Indemnification

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified and/or secured to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

21.	Rights of Third Parties

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

21.	Governing Law and Submission to Jurisdiction

The Trust Deed and the Bonds and all matters arising from or connected with the Trust Deed and the Bonds are governed by, and shall be construed in accordance with, English law.

The Issuer has irrevocably agreed that the courts of England have exclusive jurisdiction to settle any dispute which may arise out of or in connection with the Bonds and accordingly has submitted to the exclusive jurisdiction of the English courts.

The Issuer has waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. The Bondholder may take any suit, action or proceedings arising out of or in connection with the Bonds (“Proceedings”) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

The Issuer as irrevocably and unconditionally appointed The London Law Agency at the latter's registered office for the time being as its agent for service of process in England in respect of any Proceedings and have undertaken that in the event of such agent ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose.

Schedule 1-28

SCHEDULE 2

FORM OF WARRANT INSTRUMENT

ASIA TIME CORPORATION

600,000 WARRANTS EXPIRING 2010

November [__], 2007

Warrant Instrument
-Schedule 2-i-

THIS WARRANT INSTRUMENT (this “Instrument”) is agreed on November [__], 2007

BETWEEN

(1)
ASIA TIME CORPORATION, a company incorporated in the State of Delaware whose registered office is at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware (the “Company”); and

(2)	ABN AMRO BANK, N.V. (the “Subscriber”).

WHEREAS

(A)
The Company, by resolution of the Directors (the “Directors’ Resolution”), has been authorised to create and issue warrants to subscribe for the Warrant Shares (as defined below) on the terms set out in this Instrument.

(B)
All the registered holders of shares in the Company have irrevocably waived all pre-emption rights conferred on them (whether by the Articles or otherwise) in relation to the issue of Warrants and shares in the Company pursuant to this Instrument.

(C)
The Warrants are the subject of an agency agreement dated November[__], 2007 (as amended from time to time, the “Warrant Agency Agreement”) between the Company and The Bank of New York, London Branch as agent (the “Agent” which expression includes any successor appointed from time to time in connection with the Warrants) and The Bank of New York in its capacity as registrar (the “Registrar”, which expression shall include any successor registrar appointed from time to time in connection with the Warrants).

(D)
Certain provisions of these Conditions are summaries of the Warrant Agency Agreement and subject to its detailed provisions. The Warrantholders are bound by, and are deemed to have notice of all the provisions of the Warrant Agency Agreement applicable to them. Copies of the Warrant Agency Agreement are available for inspection during normal business hours at the Specified Office of the Agent.

1.	INTERPRETATION

1.1	In this Instrument:

“Adjustment Event” means the occurrence of any of the events or corporate actions in Condition 9 that are prohibited without the Majority Warrantholders’ consent.

“Affiliate” means, in relation to a person, a Subsidiary or a Holding Company of that person and any other Subsidiary of a Holding Company of that person.

“Aggregate Subscription Rights” means the Subscription Rights attaching to all Warrants created and issued pursuant to this Instrument.

“Alternative Stock Exchange” means at any time, in the case of the Common Shares, if they are not at that time listed and traded on AMEX, the principal stock exchange or securities market on which the Common Shares are then listed or quoted or dealt in.

“AMEX” means The American Stock Exchange.

Warrant Instrument
Schedule 2-1

“Articles” means articles of incorporation and by-laws of the Company.

“Business Day” means a day (which for these purposes ends at 5.30 pm local time) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and the city or cities in which the specified offices of the Agent and Registrar are located other than a Saturday or Sunday.

“Certificate” in relation to a Warrant means a certificate substantially in the form set out in Schedule 1 evidencing the Subscription Rights and other rights from time to time vested in the Warrantholder.

“Clearstream” means Clearstream Banking, société anonym.

“Commencement Date” means the date which is one year after the Listing.

“Common Shares” means the shares of common stock of the Company as defined in and having attached to them the rights and privileges set out in the Articles.

“Conditional Notice of Exercise” means any Notice of Exercise the effectiveness of which is subject to a condition precedent which (as at the date of determination) has not been satisfied.

“Directors” means the members of the board of directors of the Company and “Director” means any one of them.

“Distribution” means any distribution or payment or benefit given by the Company of its assets, profits, reserves or capital to any of its shareholders in their capacity as shareholders after the date of this Instrument.

“Effective Date” means November [__], 2007.

“Euroclear” means Euroclear Bank S.A./N.A.

“Exercise Date” any date on which a Notice of Exercise is effective.

“Exercise Period” means the period from (and including) the Commencement Date to (and excluding) the Termination Date.

“Extraordinary Resolution” has the meaning given in paragraph 17 of Schedule 3.

“Group” means the Company and its Subsidiaries from time to time.

“Holding Company” means a company or corporation of which another company or corporation is a Subsidiary.

“Liquidation” means a dissolution and subsequent liquidation of the Company.

“Listing” means in relation to the Common Shares, a listing of the Common Shares on AMEX or any Alternative Stock Exchange.

“Majority Warrantholders” means the percentage required for the passing of binding resolutions pursuant to Paragraph 17 or 19 (as the case may be) of Schedule 3.

Warrant Instrument
Schedule 2-2

“Notice of Exercise” in relation to a Warrant, means a notice in the form set out as the schedule to the Certificate for that Warrant.

“PRC” means the People’s Republic of China, excluding for purposes of this Instrument, Hong Kong Special Administrative Region, Macau Special Administrative Region and islands of Taiwan.

“Register” means the register of Warrantholders maintained pursuant to Condition 12.

“Specified Office” means, with respect to the Agent, One Canada Square, London, E14 5AL, United Kingdom; and with respect the Registrar, 101 Barclay Street, New York, NY 10286, United States of America, or such other office as may be designated under the terms of the Warrant Agency Agreement.

“Subscription Price” means US$0.0001 per Warrant Share subject to adjustment in accordance with Condition 9.

“Subscription Rights” means the rights for the time being conferred by a Warrant to subscribe for Warrant Shares.

“Subsidiary” of a company, corporation, partnership or similar entity means any company, corporation, partnership or similar entity:

(a)	which is controlled, directly or indirectly, by the first-mentioned company, corporation, partnership or similar entity;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company, corporation, partnership or similar entity; or

(c)	which is a Subsidiary of another Subsidiary of the first-mentioned company, corporation, partnership or similar entity.

“Termination Date” means the earlier to occur of: (1) November 6, 2010; (2) the date on which all Subscription Rights have been exercised in full; and (3) the date on which all Subscription Rights have lapsed in accordance with Condition 11.3 hereof.

“Warrant” means each warrant of the Company created and issued under this Instrument including all Subscription Rights and other rights conferred by this Instrument and so that references to particular Warrants or to a specified number of Warrants (whether one or more) at any time are to be construed as a reference to a proportion of the Aggregate Subscription Rights represented by the Warrants in question.

“Warrantholder” in relation to a Warrant, means the person or persons in whose name the Warrant is registered in the Register.

“Warrantholder’s Share” in relation to a Warrantholder, means his portion of the Warrant Shares as shown in the Register.

“Warrant Shares” means the number of Common Shares for which 600,000 Warrants are exerciseable initially at a ratio of one Warrant for one Warrant Share subject to adjustment in accordance with the terms of this Instrument.

Schedule 2-3

1.2	The Schedules form part of this Instrument and shall be construed and have the same full force and effect as if expressly set out in the body of this Instrument.

1.3	In this Instrument:

(a)	headings are inserted for convenience only and are to be ignored in construing this Instrument;

(b)	a reference to a recital, Condition or Schedule, unless stated otherwise, is a reference to a recital or Condition of, or a Schedule to, this Instrument;

(c)
reference to this Instrument or any other document shall be construed as a reference to this Instrument or that document as in force for the time being and as amended, varied, supplemented or novated in accordance with its terms and (where such consent is required by the terms of this Instrument as a condition to such amendment, variation, supplement or novation being made) the prior consent of an Extraordinary Resolution;

(d)
a reference to a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(e)
a reference to “control” with respect to a company, corporation, partnership or similar entity means that a person, company, corporation, partnership or other entity is able (directly or indirectly) to direct its affairs and/or to control the composition of its board of directors or equivalent body or to the extent relevant owns (directly or indirectly) a majority of any voting shares in such company, corporation, partnership or entity;

(f)
a reference to an enactment includes a reference to that enactment as re-enacted, amended or extended before the date of this Instrument and any subordinate legislation made before the date of this Instrument under it; and

(g)	wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural.

2.	CONSTITUTION AND FORM OF WARRANTS AND CERTIFICATES

2.1
On the Effective Date, in exchange for US$0.0001 per Warrant, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to issue 600,000 Warrants to the Subscriber and provide to the Subscriber on that day the Certificate evidencing such Warrants required under Condition 2.6 below.

2.2
Pursuant to the Directors’ Resolution, the Company grants the right, exercisable on the terms and subject to the conditions set out in this Instrument, the Articles and applicable law, for each Warrantholder to subscribe in cash at the Subscription Price per Warrant Share for the number of Warrant Shares equal to the Warrantholder’s Share.

2.3	The Company agrees to comply with the provisions of this Instrument and specifically, but without limitation, give effect to all Subscription Rights.

Warrant Instrument
Schedule 2-4

2.4	This Instrument shall inure to the benefit of the Warrantholders and their subsequent successors or assignees.

2.5
The Warrants are to be in registered form and are to be transferable in accordance with Condition 12. The Warrants are issued subject to the Articles and otherwise on the terms of this Instrument which are binding upon the Company and each Warrantholder and all persons claiming through them.

2.6	Entitlement to the Subscription Rights and other rights attaching to the Warrants held by a Warrantholder are to be evidenced by the issue to the Warrantholder of a Certificate.

Warrants are being issued to Warrantholders outside the United States in reliance on Regulation S under the U.S. Securities Act 1933, as amended (the “Securities Act”) and will be represented by a Global Certificate. The Global Certificate will be deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and Clearstream.

Ownership of beneficial interests in the Global Certificate will be limited to persons that have accounts with Euroclear or Clearstream or persons that may hold interests through such participants. Beneficial interests in the Global Certificate will be shown on, and transfers thereof will be effected through, records maintained in book-entry form by Euroclear, Clearstream and their participants as applicable. The Global Certificate will be exchangeable for Warrant Certificates in definitive form only in certain limited circumstances.

3.	SUBSCRIPTION RIGHTS

3.1	The Warrants shall vest on the Effective Date.

3.2	The Warrants shall lapse on the Termination Date.

4.	LISTING AND REGISTRATION

4.1	The Company hereby covenants to:

(a)	list the Warrant Shares on AMEX or any Alternative Stock Exchange on or prior to the Commencement Date;

(b)	register the Warrant Shares on an effective 1933 Act registration statement with the United States Securities and Exchange Commission within one year of the Effective Date; and

(c)	keep such registration statement effective and maintain such AMEX or any Alternative Stock Exchange listing until thirty (30) days after the Termination Date.

5.	EXERCISE OF SUBSCRIPTION RIGHTS

5.1	The Subscription Rights may be exercised in whole or in part on any one or more Business Days during the Exercise Period.

5.2
The Subscription Rights conferred by a Warrant may be exercised by the Warrantholder completing and duly executing a Notice of Exercise and lodging the relevant Certificate (with the relevant Notice of Exercise attached) at the Specified Office of the Agent together with a remittance for the total Subscription Price of the Warrant Shares in respect of which Subscription Rights are to be exercised.

Warrant Instrument
Schedule 2-5

5.3	Once lodged in accordance with Condition 5.2, a Notice of Exercise is (except to the extent specified in this Condition) irrevocable.

5.4
Subject to the Articles and compliance with any applicable law, regulatory requirement, judgment, order or decree, the Warrant Shares shall be allotted, issued to and registered in the name of the Warrantholder or any Affiliate of the Warrantholder nominated by the Warrantholder in the relevant Notice of Exercise no later than ten days after the Exercise Date.

5.5	The Warrant Shares shall:

(a)	be allotted and issued fully paid;

(b)	rank pari passu in all respects from the effective date of issue with the shares of common stock of the Company then in issue;

(c)
be entitled to all dividends and Distributions paid on any date or by reference to any date on or after the Exercise Date or in the event of a Conditional Notice of Exercise on or after the date on which the condition is fully satisfied;

(d)	be issued in the form in force as at the date of this Instrument; and

(e)	otherwise have the rights and privileges prescribed in the Articles.

5.6
If Warrants are exercised or transferred (in accordance with Condition 12) in respect of part only of a Warrantholder’s Share while any Subscription Rights remain, the Company shall issue a new Certificate for the balance of the Warrantholder’s Share.

5.7
No fraction of a Warrant Share shall be issued on the exercise of a Warrant but, if more than one (1) Warrant is exercised at the same time by the same Warrantholder, then, for the purpose of determining the number of Warrant Shares to be issued and whether any (and if so, what) fraction of a Warrant Share arises, the number of Warrant Shares arising on the exercise of each Warrant (including, for this purpose, fractions) shall be first aggregated.

6.	[Intentionally Omitted]

7.	COVENANTS

7.1
The Company agrees to pay (a) any and all stamp or other similar documentary taxes or duties (including any interest and penalties thereon or in connection therewith) payable in connection with the authorisation, issuance or delivery of the Warrants or any Warrant Shares, and the execution, delivery and performance of the Warrant Agency Agreement and this Instrument; and (b) any value-added tax payable in connection with the commissions or other amounts payable or allowed under the Warrant Agency Agreement, this Instrument and the Company shall indemnify promptly upon demand the Subscriber and any other Warrantholders against any liabilities, losses, costs, expenses (including, without limitation, legal fees and value added tax thereon) and claims, actions or demands which it may incur as a result of or arising out of or in relation to any failure to pay or delay in paying any of the same.

Warrant Instrument
Schedule 2-6

7.2	While the Warrants are outstanding, the Company will:

(a)
keep available for issue and free from pre-emptive rights, out of its authorised but unissued share capital such number of Common Shares as will enable the Warrant Shares to be satisfied in full as and when the Subscription Rights may be exercised; and

(b)	ensure that the directors of the Company have all necessary authorisations to allot such Common Shares at any time.

8.	WARRANTIES AND UNDERTAKINGS

On the date of this Instrument, the Effective Date, the date of any transfer or transmission of Warrants in accordance with Condition 12 and any Exercise Date, the Company represents and warrants to the Warrantholders and undertakes to procure that:

(a)
it is a corporation duly organised under the laws of its jurisdiction of incorporation with power to enter into this Instrument and to exercise its rights and perform its obligations hereunder and all corporate and other action (other than the passing of any applicable shareholders resolution on exercise of the Warrants) required to authorise its execution of this Instrument and its performance of its obligations hereunder have been duly taken;

(b)
all the registered holders of Common Shares in the Company have irrevocably waived all pre-emption rights conferred on them (whether by the Articles or otherwise) in relation to the issue of Warrants and Common Shares in the Company pursuant to this Instrument;

(c)
in any proceedings (whether arbitration or otherwise) taken in the United States or the PRC in relation to this Instrument, the choice of English law as the governing law of this Instrument and any arbitral award with respect to this Instrument obtained in the United Kingdom will be recognised and enforced in the United States or the PRC, after compliance with the applicable procedural rules in the United States or the PRC, as the case may be;

(d)
the Company’s use of the proceeds from the exercise of any Warrants will not conflict with, or result in a breach or violation of Rules and Regulations enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (the “OFAC Regulations”) by any of the parties to this Instrument and neither the Company nor any of its subsidiaries nor any director, officer, agent or employee of any of them, has been designated a sanctioned person under the OFAC Regulations;

(e)
neither the Company nor any of its subsidiaries is or will be an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the US Investment Company Act of 1940;

(f)
the Warrants, upon issue, will be issued to the Warrantholder in accordance with the constitution documents of the Company and any Warrant Shares to be allotted and issued upon exercise of the Warrants will rank pari passu in all respects inter se and with all other Common Shares then in issue;

Warrant Instrument
Schedule 2-7

(g)
each of the Warrants has been duly authorised by the Company and, when duly executed, issued and delivered in accordance with this Instrument will constitute valid, legally binding and enforceable obligations of the Company;

(h)
each of the Warrants and the Warrant Shares into which the Warrants are exercisable will, when issued, be free of all options, rights of pre-emption, rights to acquire, mortgages, charges, pledges, liens or other forms of security or encumbrances on, over or effecting any of them and no person is or shall be entitled to any of the foregoing;

(i)
it has the requisite power to and is and will at all relevant times be entitled to issue and sell each of the Warrants and the Warrant Shares into which the Warrants are exercisable under the terms set out herein; and

(j)	this Instrument has been duly authorized, executed and delivered by the Company and constitutes binding obligations on the Company in accordance with its terms.

9.	ADJUSTMENTS

9.1
The number of Warrant Shares issuable upon exercise of a Warrant (or any shares or other securities or property receivable or issuable upon exercise of a Warrant) and the Subscription Price are subject to adjustment upon occurrence of the following events:

(a)
The Subscription Price of a Warrant shall be proportionally decreased and the number of Warrant Shares issuable upon exercise of a Warrant (or any shares or other securities at the time issuable upon exercise of a Warrant) shall be proportionally increased to reflect any share split or subdivision of the Common Shares. The Subscription Price of a Warrant shall be proportionally increased and the number of Warrant Shares issuable upon exercise of a Warrant (or any shares or other securities at the time issuable upon exercise of a Warrant) shall be proportionally decreased to reflect any combination of the Common Shares.

(b)
In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Shares (or any shares or other securities at the time issuable upon exercise of the Warrant) payable in (a) shares or other securities of the Company or (b) assets, then, in each such case, a Warrantholder on exercise of a Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Common Shares (or such other shares or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the shares or such other assets of the Company to which such Warrantholder would have been entitled upon such date if such Warrantholder had exercised such Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares available to it as aforesaid during such period giving effect to all adjustments called for by this Condition 9.

Warrant Instrument
Schedule 2-8

(c)
If the Company, by reclassification of shares or otherwise, shall change any of the shares as to which purchase rights under a Warrant exist into the same or a different number of shares of any other class or classes, a Warrant shall thereafter represent the right to acquire such number and kind of shares as would have been issuable as the result of such change with respect to the shares that were subject to the purchase rights under a Warrant immediately prior to such reclassification or other change and the Subscription Price therefore shall be equitably adjusted, all subject to further adjustment as provided in this Condition 9.

(d)
In case of any reorganization of the capital shares of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that a Warrantholder shall thereafter be entitled to receive, upon exercise of a Warrant, during the period specified herein and upon payment of the Subscription Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the Common Shares deliverable upon exercise of a Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if such Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Condition 9. The foregoing provisions of this Condition 9.1(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the shares or securities of any other corporation that are at the time receivable upon the exercise of a Warrant. If the per-share consideration payable to a Warrantholder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of the Warrants with respect to the rights and interests of the Warrantholder after the transaction, to the end that the provisions of the Warrants shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of a Warrant.

9.2
In each case of any adjustment in the Subscription Price, or number or type of shares issuable upon exercise of a Warrant, the chief financial officer (or any person of an equivalent position) of the Company shall compute such adjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Subscription Price. The Company shall promptly send (by facsimile or electronic mail, and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to each Warrantholder.

9.3
The Agent shall not be under duty to (i) monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Subscription Price or (ii) itself calculate any adjustment to the Subscription Price, and will not be responsible to the holders of the Warrants for any loss resulting from any failure by it to do so.

Warrant Instrument
Schedule 2-9

10.	[Intentionally Omitted]

11.	WINDING UP OF THE COMPANY

11.1
The Warrantholders shall be (i) notified by the Company of and invited to attend any general shareholder’s meeting of the Company having on its agenda the possible voluntary winding up or dissolution of the Company by operation of law, and (ii) notified by the Company as soon as reasonably practicable of any order of involuntary winding up or dissolution of the Company.

11.2
In the event of a winding up or dissolution of the Company, each Warrantholder shall be deemed to have exercised all Warrants held by it and it shall be treated as if it had been a holder of Warrant Shares equal to the entitlement under its Subscription Rights prior to any order or resolution for the winding up or dissolution of the Company and to receive out of the proceeds of the reimbursement of the Company’s share capital and the distribution of any liquidation surplus any sum to which it is entitled to as the holder of those Warrant Shares (or would be entitled if the Warrantholder’s Subscription Rights had been so exercised).

11.3	Subject to compliance with this Condition 11, the Warrants and the Subscription Rights shall lapse on liquidation of the Company.

12.	TRANSFER AND TRANSMISSION OF WARRANTS

12.1
The Company shall cause a register (the “Register”) to be kept at the specified office of the Registrar in which will be entered the names and addresses of the Warrantholders and the particulars of the Warrants held by them and all transfers and any exercise of the Warrants.

12.2
Warrants may, subject to the terms of the Warrant Agency Agreement and to the Conditions below be transferred in whole or in part in an authorised denomination by lodging the relevant Warrant Certificate (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or Agent.

12.3
No transfer of a Warrant will be valid unless and until entered on the Register. A Warrant may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

12.4
The Registrar will within five Business Days (as defined below) of any duly made application for the transfer of a Warrant, deliver a new Warrant Certificate to the transferee (and, in the case of a transfer of part only of a Warrant, deliver a Warrant Certificate for the untransferred balance to the transferor), at the specified office of the Registrar, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Warrant by insured mail to such address as the transferee or, as the case may be, the transferor may request.

12.5
Any transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Company may from time to time agree with the Registrar and the Agent.

Warrant Instrument
Schedule 2-10

12.6
Neither the Company nor the Registrar will be required to register the transfer of any Warrant (or part thereof) following the Exercise Date with respect to such Warrant, except to the extent any unexercised Subscription Rights may be transferred (and in that case the transfer may be registered instead of or after issuance of a new Certificate showing the balance of such Warrantholder’s Share).

12.7
All transfers of Warrants and entries on the Register will be made subject to the detailed regulations concerning transfer of Warrants in the Warrant Agency Agreement. The regulations may be changed by the Company to reflect changes in legal requirements or in any other manner which is not prejudicial to the interests of Warrantholders with the prior approval of the Registrar and the Agent.

13.	MEETINGS OF WARRANTHOLDERS

13.1	The provisions of Schedule 3 apply in relation to meetings of Warrantholders.

13.2
Any right for the time being attached to the Warrants (including the Subscription Rights) may from time to time (whether or not the Company is being wound up) be altered or abrogated at the instigation or with the approval of the Company with the prior sanction of the Majority Warrantholders.

14.	INFORMATION RIGHTS OF WARRANTHOLDERS

14.1
The Company shall send to each Warrantholder a copy of its annual report, annual audited accounts and all documents required by law to be annexed to it and copies of each statement, notice or circular issued to the holders of Common Shares concurrently with the issue of such documents to such holders.

14.2	The Warrantholders shall be entitled to attend all meetings of the Company's shareholders, but shall not be entitled to vote in their capacity as Warrantholders.

14.3
Each Warrantholder shall keep confidential any information received by it in its capacity as a Warrantholder which is of a confidential nature, provided however that a Warrantholder may disclose any such information:

(a)	to an actual or potential assignee or transferee, or their advisers subject to such person undertaking a duty of confidentiality to the Company on similar terms; or

(b)	to the extent the information is already in the public domain; or

(c)	if required by law, any court or other proceedings, or any regulatory or other governmental authority; or

(d)	to its advisers in connection with any action or proposed or contemplated action under or pursuant to this Instrument.

15.	REPLACEMENT CERTIFICATES

If a Certificate is mutilated, defaced, lost, stolen or destroyed, it will be replaced at the specified office of the Registrar or the Agent upon payment by the claimant of such reasonable costs as may be incurred in connection with that replacement and on such terms as to evidence and indemnity as the Company may reasonably require. A mutilated or defaced Certificate shall be surrendered before a replacement is issued. Any issue of a new Certificate pursuant to this Condition shall be noted by the Registrar with full particulars on the Register, including details of any indemnity required in relation thereto.

Warrant Instrument
Schedule 2-11

16.	NOTICES

Each notice to Warrantholders required for the purposes of any provision of this Instrument shall be given in accordance with the Articles as if the Warrantholder was a shareholder of the Company.

So long as any of the Warrants are represented by the Global Certificate, notices required to be given to Warrantholders holding Warrants represented by such Global Certificate in accordance with this Condition may be given by delivery of the relevant notice to the Euroclear operator and Clearstream (as if the Warrantholders) for communication by them to the relevant accountholders.

17.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person other than a Warrantholder who is not a party to this Instrument shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Instrument. This Condition does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

18.	GOVERNING LAW AND JURISDICTION

18.1	This Instrument and the Warrants are governed by, and construed in accordance with, English law.

18.2
The Company and each Shareholder irrevocably agrees for the benefit of each of the Warrantholders that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Instrument (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

18.3
The Company and each Shareholder irrevocably waives any objection which it might now or hereafter have to Proceedings being brought or Disputes settled in the courts of England and agrees not to claim that any such court is an inconvenient or inappropriate forum.

18.4
The submissions to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Warrantholders or any of them to take Proceedings against any of the Company or the Shareholders in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

18.5
The Company and each Shareholder hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

Warrant Instrument
Schedule 2-12

18.6
The Company and each Shareholder agrees that the Warrantholders or any of them may elect by written notice that any Dispute shall be finally settled by arbitration in accordance with the Rules of the London Court of International Arbitration (the “LCIA”) as at present in force and as modified by this Condition 18.6 (the “Rules”), which Rules shall be deemed incorporated in this Instrument. The number of arbitrators shall be three. The parties may nominate and the LCIA Court may appoint arbitrators from among the nationals of any country, whether or not a party is a national of that country. Each arbitrator appointed shall be an attorney experienced in international securities transactions. The seat of arbitration shall be London, England and the language of arbitration shall be English. Sections 45 and 69 of the Arbitration Act 1996 shall not apply.

18.7	Without prejudice to any other mode of service allowed under any relevant law, the Company and each Shareholder:

(a)
irrevocably appoints The London Law Agency of 69 Southampton Row, London WC1B 4ET, as its agent for service of process in relation to any Proceedings before the English courts in connection with this Instrument; and

(b)	agrees that failure by a process agent to notify the Company or that Shareholder of any Proceedings will not invalidate the Proceedings concerned.

18.8
To the extent that the Company may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), such person hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

[Remainder of Page Intentionally Left Blank]

Warrant Instrument
Schedule 2-13

IN WITNESS whereof this Instrument has been executed as an agreement on the date first above written.

The Company
ASIA TIME CORPORATION
By:
Name:
Title:

The Subscriber
ABN AMRO BANK N.V.

By:
Name:
Title:

Signature Page To
Warrant Instrument
-Schedule 2-

SCHEDULE 3

FORM OF CERTIFICATE OF NO MATERIAL ADVERSE CHANGE

[●] 2007

To:	ABN AMRO Bank N.V.
250 Bishopsgate
London EC2M 4AA
United Kingdom

Attention: Global Financial Markets

Dear Sirs

Asia Time Corporation (the “Issuer”)
US$8,000,000 Variable Rate Convertible Bonds due 2012 (the “Bonds”)
600,000 Warrants Expiring 2010 (the “Warrants”)

I, being a duly authorised officer of the Issuer, refer to the Subscription Agreement dated [●] 2007 (the “Subscription Agreement”) between the Issuer and ABN AMRO Bank N.V. relating to the issue of the Bonds and the Warrants.

As required by the Subscription Agreement, I certify that at today’s date (a) the representations and warranties of the Issuer contained in the Subscription Agreement are true, accurate and correct at, and as if made, today, (b) the Issuer has performed all of its obligations under the Subscription Agreement to be performed on or before today and (c) there has been no change which is materially adverse to the condition (financial or other), business, prospects, properties, shareholders' equity, results of operations or general affairs of the Issuer or of the Consolidated Group (as defined in the Subscription Agreement) taken as a whole since 31 December, 2006.

Yours faithfully

Asia Time Corporation

By:
[name]
Director

Subscription Agreement
Schedule 3-1

This Agreement has been entered into on the date stated at the beginning.

The Issuer

ASIA TIME CORPORATION

By:	/s/ Kwong Kai Shun
Name:	Kwong Kai Shun
Title:	Chairman

The Subscriber

ABN AMRO BANK N.V.

By:	/s/ A. Gardner	/s/ G. Booth
Name:	A. Gardner	G. Booth
Title:	Regional Counsel	Managing Director

Signature Page to
Subscription Agreement